EXHIBIT 4.9

================================================================================

                            SHARE PURCHASE AGREEMENT

                                   dated as of

                               November 17, 2005

                                  by and among

                               NICE SYSTEMS LTD.,

                                       and

                  THE SELLING SHAREHOLDERS LISTED ON EXHIBIT A

================================================================================

                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 17, 2005 by and among Nice Systems Ltd., an Israeli corporation (the "PURCHASER"), and the Selling Shareholders listed on EXHIBIT A (the "SELLING SHAREHOLDERS").

                                    RECITALS

     A. FAST Video Security AG (the "Company") is a corporation (AKTIENGESELLSCHAFT) duly established and validly existing under the laws of Switzerland with its corporate seat in Boesch 45, 6331 Huenenberg, Switzerland and registered with the commercial register of the Canton of Zug under CH-170.3.019.722-2. The stated capital of the Company amounts to eight hundred thousand Swiss Francs (CHF 800,000) divided into eight hundred (800) bearer shares fully paid up in cash with a par value of CHF 1,000 each, of which seven hundred sixty (760) shares are held by the Selling Shareholders and forty (40) shares are held by the Company.

     B. The Selling Shareholders are the legal and beneficial owners of seven hundred sixty (760) shares of the Company, and desire to sell all seven hundred sixty (760) of such shares of the Company to the Purchaser, upon the terms and subject to the conditions set forth herein.

     C. CornerstoneCapital Beteiligungen GmbH and IDP Investments GmbH (each a "Lender" and collectively the "Lenders") are the lenders of shareholders' loans in the total amount of CHF 600,000 to the Company under a loan agreement dated July 29, 2003 (the "Shareholders' Loans").

     D. The Purchaser desires to acquire all of the issued and outstanding share capital of the Company from the Selling Shareholders, upon the terms and subject to the conditions set forth herein (the "ACQUISITION"), such that upon consummation of the Acquisition the Purchaser will own all of the issued and outstanding share capital of the Company not being held by the Company itself.

     E. As an inducement for the Purchaser to consummate the Acquisition, the Selling Shareholders have agreed to make certain representations, warranties, covenants and other agreements in connection with the Acquisition, all as set forth herein.

                                    AGREEMENT

     In consideration of the mutual promises, agreements, warranties and provisions contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION 1

                           PURCHASE AND SALE OF SHARES

     1.1 PURCHASE AND SALE OF SHARES.

          (a) TRANSFER OF SHARES; RECEIVING CONSIDERATION. Subject to the terms and conditions of the Transaction Documents, the Purchaser hereby agrees to purchase at the Closing (as defined below) and each of the Selling Shareholders agrees to sell, convey, transfer, assign and deliver to the Purchaser at the Closing, all right, title and interest in and to that number of shares of the Company set forth next to such Selling Shareholder's name in EXHIBIT A, comprising in total seven hundred sixty
     (760) shares of the Company with a par value of CHF 1,000 each, representing all of the issued and outstanding shares of the Company and/or any rights to acquire shares of the Company, together with all rights attached or accruing to them (the "SHARES") except for the forty (40) shares held by the Company itself. The Shares are represented by the share certificates listed in EXHIBIT A (THE "SHARE CERTIFICATES").

          (b) Upon consummation of the Closing the Purchaser shall be the sole owner of all the Shares.

          (c) The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously.

          (d) The Selling Shareholders hereby irrevocably waive all rights of pre-emption, first refusal, and other rights over the Shares conferred on them either by the Charter Documents or in any other way.

     1.2 CONSIDERATION.

          (a) PURCHASE PRICE. The aggregate purchase price for the Shares (the "Purchase Price") shall be the sum of the Base Payment (as defined below), the Earn Out 1 (as defined below), and the Earn Out 2 (as defined below), in each case payable in U.S. Dollars, as calculated and adjusted in accordance with the terms of this Agreement.

          (b) BASE PAYMENT. At the Closing, the amount of twenty-one million U.S. dollars ($21,000,000) shall be paid by the Purchaser as follows (the "Base Payment"):

               (i) Three million U.S. dollars ($3,000,000) (the "ESCROW FUNDS") shall be paid by the Purchaser to UBS AG or such other agent as shall be mutually agreed among the parties hereto (the "ESCROW AGENT"), for deposit in escrow (the "ESCROW"), for the purpose of satisfying or contributing towards the satisfaction of Damages (as defined in Section 7 below) in accordance with the terms of the Escrow Agreement to be entered into by and among the Purchaser, the Selling Shareholders and the Escrow Agent in the form attached hereto as EXHIBIT B subject only to amendments required by the Escrow Agent and agreed by the Purchaser and the Shareholder Representative (the "ESCROW AGREEMENT"); and

               (ii) an additional amount determined in accordance with this
          Section 1.2(b)(ii) (the "PURCHASE RESERVE") shall be paid by the Purchaser to the Escrow Agent, pending resolution of the adjustment procedure of the Purchase Price set forth in Section 1.3 below. If the Estimated Closing Shareholders Equity (as defined below) is zero or positive, then the Purchase Reserve shall be eight hundred thousand U.S. dollars ($800,000); if the Estimated Closing Equity (as defined below) is a deficit of more than zero, then the Purchase Reserve shall be an amount equal to such deficit plus eight hundred thousand U.S. dollars ($800,000); and

               (iii) an amount equal to 120% of the Estimate (as defined in Section 5.10(b)) shall be transferred to the Escrow Agent (the "Audit Fee Reserve");

               (iv) any amount by which the Purchase Price is to be reduced pursuant to Section 6.3(j) of this Agreement shall be retained by the Purchaser and deducted from the Base Payment; and

               (v) the balance ("the "CLOSING CONSIDERATION"), shall be paid by wire transfer to a bank account in the name of the Selling Shareholders at UBS AG, Zug (the "Selling Shareholders Bank Account") simultaneously with the delivery of the Shares to the Purchaser. Selling Shareholders will deliver written instructions to the Purchaser designating such bank account no less than five (5) days prior to the Closing. Such payment shall fully release the Purchaser from the Purchaser's payment obligation with respect to the Closing Consideration.

          (c) ADVANCE. At Closing, subject to satisfaction of the conditions set forth in this Section 1.2(c), the Purchaser will pay three million U.S. dollars ($3,000,000) as an advance on account of Earn Out 1 (the "Earn Out 1 Advance"), paid by wire transfer to the Selling Shareholders Bank Account. Such payment shall fully release the Purchaser from the Purchaser's payment obligation with respect to the Earn Out 1 Advance. The conditions for payment of the Earn Out 1 Advance are: (i) Delivery by the Company to the Purchaser of evidence satisfactory to the Purchaser that Honeywell International Inc. (including its subsidiaries and branch offices) ("Honeywell") has placed written purchase orders during 2005 for delivery of products by the Company with a value based upon the dollar amount of such written purchase orders equal to or greater than five million U.S. dollars ($5,000,000); and (ii) Delivery by the Company to the Purchaser of a written confirmation from Honeywell satisfactory to the Purchaser in which Honeywell confirms its firm commitment to place orders in 2006 for delivery of products by the Company with a value based upon the dollar amount of such written purchase orders of five million U.S. dollars ($5,000,000) to eight million U.S. dollars ($8,000,000).

          (d) EARN OUT 1. Not later than thirty (30) calendar days after publication of the Nice Systems, Limited audited financial statements for the fiscal year ended December 31, 2006, the Purchaser shall pay to the Selling Shareholders an aggregate amount calculated as follows: In the event that revenue shall be recognized by the Purchaser pursuant to U.S. GAAP in fiscal year 2006 (as shown in the Purchaser's audited financial statements in accordance with U.S. GAAP standards of revenue recognition applied consistent with the Purchaser's past practices) from sales to Honeywell and all its subsidiaries and branch offices of the Company's products, with a value based upon the dollar amount of the written purchase orders with respect to such sales (the "Honeywell 2006 Sales") of between four million U.S. dollars ($4,000,000) and eight million U.S. dollars ($8,000,000, then the Purchaser shall pay the amount (the "Earn Out 1") of between three million U.S. dollars ($3,000,000) and seven million U.S. dollars ($7,000,000), calculated as three million dollars ($3,000,000) plus an amount equal to that portion of Honeywell 2006 Sales which is greater than four million dollars ($4,000,000) but not more than eight million dollars ($8,000,000) (i.e., a payment of three million dollars ($3,000,000) if Honeywell 2006 Sales are four million dollars ($4,000,000), or a payment of seven million dollars ($7,000,000) if Honeywell 2006 Sales are eight million dollars ($8,000,000)), less the amount paid (if paid) as Earn Out 1 Advance, paid by wire transfer to the Selling Shareholders Bank Account. Such payment shall fully release the Purchaser from the Purchaser's payment obligation with respect to Earn Out 1. For avoidance of doubt, it is clarified that (i) in no event shall the Earn Out 1 exceed seven million U.S. dollars ($7,000,000), and (ii) should the Honeywell 2006 Sales be less than four million U.S. dollars ($4,000,000) then there shall be no payment made with respect to Earn Out 1, provided that any payment made as Earn Out 1 Advance will be retained by the Selling Shareholders and not subject to refund to the Purchaser.

          (e) EARN OUT 2. Not later than thirty (30) calendar days after publication of the Purchaser's audited financial statements for the fiscal year ended December 31, 2008, the Purchaser shall pay to the Selling Shareholders an aggregate amount calculated as follows: In the event that the Purchaser's Revenues from gaming (whether from Purchaser or ex-Company products) in the fiscal year ended December 31, 2008, are equal to or greater than thirty million U.S. dollars ($30,000,000), then the Purchaser shall pay the amount of two million U.S. dollars ($2,000,000), plus an amount (the "Earn Out 2") equal to twenty percent (20%) of that portion of the Purchaser's Revenues derived from gaming (whether from Purchaser or ex-Company products) in Fiscal Year 2008 which is between thirty million U.S. dollars ($30,000,000) and forty-five million U.S. dollars ($45,000,000), paid by wire transfer to the Selling Shareholders Bank Account. Such payment shall fully release the Purchaser from the Purchaser's payment obligation with respect to Earn Out 2. Notwithstanding the foregoing, however, (i) in no event shall the Earn Out 2 exceed five million U.S. dollars ($5,000,000), and (ii) should Purchaser's Revenues derived from gaming (whether from Purchaser or ex-Company products) in fiscal year 2008 be lower than thirty million U.S. dollars ($30,000,000) then no payment will be made on account of Earn Out 2. For the purpose of this calculation the Purchaser's Revenues will be computed as recognized in the Purchaser's audited financial statements in accordance with U.S. GAAP standards of revenue recognition applied consistent with the Purchaser's past practices.

          (f) PROCEDURE. With respect to Earn Out 1 and Earn Out 2, the Purchaser shall, in each case within ten (10) calendar days following publication of the Purchaser's audited financial statements for the relevant year, deliver to the Shareholder Representative a copy of such audited financial statements and a written statement of the amount of Earn Out 1 or Earn Out 2, as the case may be.

               (i) Following such delivery, during a period of ten (10) calendar days, the Shareholder Representative shall be entitled (upon reasonable prior notice and during normal business hours) to meet with the Chief Financial Officer of the Purchaser (or his designee) and representatives of the Purchaser's auditors, and (subject to execution of a customary nondisclosure agreement) to review any documents reasonably necessary in order for the Shareholder Representative to verify the calculation of Earn Out 1 or Earn Out 2, as the case may be. After such ten (10) calendar day period, within five (5) calendar days the Shareholder Representative may notify Purchaser in writing (in this Section 1.2(f), the "DISPUTE NOTICE") of any good faith reasonable objections to the calculation of the Closing Shareholders Equity or the Post-Closing Financial Certificate as it affects such calculation, setting forth a reasonably specific and detailed description of such objections. If the Shareholder Representative shall not have delivered a Dispute Notice within such five (5) calendar day period, the Selling Shareholders shall be deemed to have agreed with the calculations of the Earn Out 1 or Earn Out 2, as the case may be. If the Shareholder Representative delivers a Dispute Notice, Purchaser and the Shareholder Representative shall attempt to resolve any such objections within ten (10) calendar days of the receipt by Purchaser of the Dispute Notice. If a final resolution of such dispute is reached, the agreed upon amount of the Earn Out 1 or Earn Out 2, as the case may be, shall be deemed final and binding on Purchaser and the Selling Shareholders.

               (ii) If, after such ten (10) day period, the Shareholder Representative and Purchaser cannot resolve such dispute, then Purchaser and the Shareholder Representative shall mutually agree upon a Swiss recognized accounting firm affiliated with the "Big Four" international accounting firms to resolve such dispute, or if they cannot agree on such a firm within five (5) calendar days, within three (3) business days they shall each designate a nationally recognized accounting firm, and the two firms shall agree upon a Swiss recognized accounting firm affiliated with the "Big Four" international accounting firms, which does not represent either party, which firm shall have the sole authority to resolve such dispute. If the two designated accounting firms are unable to reach agreement, then the Chairman of the Swiss Chamber of Audit Firms (Treuhand Kammer or its successor) will make such designation. The firm so agreed upon (the "FIRM") shall as promptly as practicable make a final determination of the Earn Out 1 or the Earn Out 2, as the case may be, based upon the Purchaser's audited financial statements for the relevant year, which shall be binding on the parties. Each of Purchaser and the Shareholder Representative shall provide the Firm with all information and documentation that the Firm requests. The Purchaser on the one part and the Shareholder Representative on the other part shall each pay half of the total fees and expenses of the Firm.

     1.3 POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

          (i) Within thirty (30) calendar days following the delivery to the Purchaser of the Closing Balance Sheet (as defined below), the Purchaser shall deliver to the Shareholder Representative (as defined below) a copy of the Closing Balance Sheet and a calculation of the Company's shareholders equity as of Closing, excluding the effects of capitalized software development costs and related amortization, prepared in accordance with U.S. GAAP (the "Closing Shareholders Equity"), certified by the Purchaser's Chief Financial Officer (the "Post- Closing Financial Certificate"), which shall form the basis of an adjustment of the Purchase Price in accordance with this Section 1.3.

          (ii) Following delivery by Purchaser to the Shareholder Representative of the Post-Closing Financial Certificate, the Shareholder Representative shall have ten (10) calendar days during which to notify Purchaser in writing (in this Section 1.3, the "DISPUTE NOTICE") of any good faith reasonable objections to the calculation of the Closing Shareholders Equity or the Post-Closing Financial Certificate as it affects such calculation, setting forth a reasonably specific and detailed description of such objections. If the Shareholder Representative shall not have delivered a Dispute Notice within such ten (10) calendar day period, the Selling Shareholders shall be deemed to have agreed with the calculations of the Closing Shareholders Equity set forth in the Post-Closing Financial Certificate. If the Shareholder Representative delivers a Dispute Notice, Purchaser and the Shareholder Representative shall attempt to resolve any such objections within ten (10) calendar days of the receipt by Purchaser of the Dispute Notice. If a final resolution of such dispute is reached, the agreed upon amount of the Closing Shareholders Equity shall be deemed final and binding on Purchaser and the Selling Shareholders.

          (iii) If, after such ten (10) day period, the Shareholder Representative and Purchaser cannot resolve such dispute, then Purchaser and the Shareholder Representative shall mutually agree upon a Swiss recognized accounting firm affiliated with the "Big Four" international accounting firms to resolve such dispute, or if they cannot agree on such a firm within five (5) calendar days, they shall each designate a nationally recognized accounting firm, and the two firms shall agree upon a Swiss recognized accounting firm affiliated with the "Big Four" international accounting firms, which does not represent either party, which firm shall have the sole authority to resolve such dispute. The firm so agreed upon (the "FIRM") shall as promptly as practicable (and in any event within thirty (30) calendar days) make a final determination of the Closing Shareholders Equity based upon the Closing Balance Sheet, which shall be binding on the parties. Each of Purchaser and the Shareholder Representative shall provide the Firm with all information and documentation that the Firm requests. The Purchaser on the one part and the Shareholder Representative on the other part shall each pay half of the total fees and expenses of the Firm.

          (iv) The Purchase Price shall be adjusted following the Closing (the "POST-CLOSING ADJUSTMENT") as follows: (a) In the event that the Closing Shareholders Equity (as such Closing Shareholders Equity shall be finally determined pursuant to the procedures set forth in this Section 1.3) is a deficit, the amount of such deficit in Closing Shareholders Equity shall be deducted from the Purchase Price. Any net subtraction from the Purchase Price pursuant to this clause (iv) is referred to herein as the "POST-CLOSING ADJUSTMENT". For the avoidance of doubt, it is explicitly stated that in the event that the Closing Shareholders Equity is positive or is zero, the Selling Shareholders are not entitled to any positive adjustment of the Purchase Price.

          (v) In the event that the Purchase Price is to be reduced by the Post-Closing Adjustment in accordance with Section 1.3(iv) above, the Selling Shareholders shall pay to the Purchaser, within ten (10) calendar days from the date of final determination of the Post-Closing Adjustment pursuant to the procedures set forth in this Section 1.3, the Post-Closing Adjustment by wire transfer in accordance with written instructions provided by the Purchaser, PROVIDED HOWEVER that such payment shall first be made from the Purchase Reserve, and PROVIDED FURTHER that if the Post-Closing Adjustment exceeds the Purchase Reserve, the Selling Shareholders, jointly and severally, shall pay the Purchaser such amount in excess, in addition to the transfer of the Purchase Reserve to the Purchaser. If the Post-Closing Adjustment is lower than the Purchase Reserve, then, upon payment of the Post-Closing Adjustment to the Purchaser from the funds of the Purchase Reserve, the remainder of the Purchase Reserve shall be paid by the Escrow Agent by wire transfer to the Selling Shareholders Bank Account. Such payment shall be in full settlement of, and fully release the Purchaser and the Escrow Agent from, the Purchaser's and/or the Escrow Agent's respective payment obligation with respect to the Purchase Reserve.

          (vi) Any order to the Escrow Agent with respect to the Purchase Reserve in accordance with this Section 1.3 shall be signed either by the Purchaser and the Shareholders Representative or by the Firm and shall be final and binding upon the parties, and the Escrow Agent shall be instructed to comply with such order.

                                    SECTION 2

                                     CLOSING

     2.1 CLOSING DATE. Unless mutually agreed to otherwise in writing, the closing of the Acquisition (the "CLOSING") shall be held at the offices of CMS von Erlach Henrici, Dreikonigstrasse 7, 8022 Zurich, Switzerland, at 10:00 a.m. CET time on January 3, 2006 (the "CLOSING DATE"). As used in the Transaction Documents, "BUSINESS DAY" means any day except a Friday, Saturday, Sunday or a day on which banking institutions in Switzerland or in Israel are obligated or permitted by law, regulation or governmental order to close.

     2.2 ACTIONS AT THE CLOSING. At the Closing, the Company, the Selling Shareholders and the Purchaser shall take such actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms.

     2.3 NO FURTHER OWNERSHIP RIGHTS IN SHARES. The Shares shall represent all outstanding shares, options, warrants or other rights to acquire shares of the Company. The payment of the Purchase Price (as adjusted) in accordance with
Section 1.2 above shall be deemed to be full satisfaction of each Selling Shareholder's rights pertaining to such Shares.

     2.4 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement and to ensure that the Company retains full right, title and possession to all of its assets, property, rights, privileges, and powers, the Purchaser, the Selling Shareholders and the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES
                          OF THE SELLING SHAREHOLDERS

     In this Agreement, any reference to any event, change, condition or effect being "MATERIAL" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of such entity or group of entities which, where quantifiable, is individually greater than or equal to forty thousand U.S. dollars ($40,000) or is individually in lesser amounts which are in the aggregate greater than or equal to two hundred thousand U.S. dollars ($200,000). In this Agreement, any reference to a "MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (legal, financial, business or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the transactions contemplated under this Agreement and on any other agreement, exhibit or document attached to this Agreement (this Agreement and such other agreements, exhibits and documents are collectively referred to herein as the "TRANSACTION DOCUMENTS") or otherwise to prevent such entity and its subsidiaries from performing their obligations under the Transaction Documents; PROVIDED, HOWEVER, that the parties agree that any event, change or affect that has an adverse impact on the Company and its Subsidiaries which, where quantifiable, is individually greater than or equal to forty thousand U.S. dollars ($40,000) or is individually in lesser amounts which are in the aggregate greater than or equal to two hundred thousand U.S. dollars ($200,000) shall be deemed a Material Adverse Effect for purposes of the Transaction Documents.

     In this Agreement, any reference to a party's "KNOWLEDGE" means what such party knew or ought reasonably to have known had it made due and diligent inquiry of its and the Group Companies' officers, directors, employees, and legal counsel and auditors of such party and of the Group Company reasonably believed to have knowledge of such matters.

     The Selling Shareholders hereby, jointly and severally, represent and warrant to the Purchaser that the statements contained in this Section 3 (including any of its subsections) are true and correct on the date hereof and will be true and correct on the date of the Closing, except as expressly, fully, fairly and specifically set forth in the disclosure schedule delivered by the Selling Shareholders to the Purchaser on or before the date of this Agreement and attached hereto as Exhibit C (the "COMPANY DISCLOSURE SCHEDULE"). In all other respects, Article 200 of the Swiss Code of Obligations is not applicable to this Agreement. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3. For purposes of this Section 3, the "COMPANY" shall be deemed to include each of the Company's Subsidiaries.

     3.1 ORGANIZATION, STANDING AND POWER; SUBSIDIARIES. Each of the Company and each subsidiary of the Company (each a "SUBSIDIARY") is a company with limited liability duly organized and validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization. Each of the Company and each Subsidiary has the requisite corporate power and authority and has all necessary Swiss and German government, municipal and other approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and each Subsidiary (each a "Group Company" and together the "Group Companies") is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the lack to be so qualified or licensed would not have a Material Adverse Effect.
SECTION 3.1 of the Company Disclosure Schedule contains a true and complete list of all the Subsidiaries. SECTION 3.1 of the Company Disclosure Schedule also contains a true and complete listing of the locations of all sales offices of any Group Company, manufacturing facilities, and any other office or facilities of the Group Companies, a true and complete list of all jurisdictions in which the Group Companies maintain any directors, officers or employees, and a true and complete list of the jurisdiction of incorporation of each Group Company and all jurisdictions in which any Group Company is licensed to transact business as a foreign corporation. The Company is the owner of all outstanding shares of capital stock of each Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary are owned by the Company free and clear of all encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Group Company, or otherwise obligating any Group Company to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. No Group Company directly or indirectly owns, nor has any Group Company committed or agreed to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

     3.2 COMMERCIAL REGISTER; ARTICLES OF ASSOCIATION, MEMORANDUM OF ASSOCIATION AND BYLAWS. Attached as Section 3.2 of the Company Disclosure Schedule are an excerpt from the Commercial Register and a true and correct copy of the Articles of Association, Memorandum of Association and Bylaws or other charter documents (collectively, the "CHARTER DOCUMENTS"), as applicable, of each Group Company, each as amended to date, and no amendments have been made thereto or have been authorized since the date thereof. No Group Company is in violation of any of the provisions of its Charter Documents or equivalent organizational documents. No further or other signature rights than reflected in the excerpts from the Commercial Register exist, except for the amendments as per Section 6.3(c)(iii)(A) and 6.3(m) below as requested by the Purchaser.

     3.3 CAPITAL STRUCTURE.

          (a) The stated capital of the Company amounts to eight hundred thousand Swiss Francs (CHF 800,000) divided into eight hundred (800) bearer shares fully paid up in cash with a par value of CHF 1,000 each, of which seven hundred sixty (760) shares are held by the Selling Shareholders and forty (40) shares are held by the Company. There are no other outstanding shares or voting securities of the Company and no outstanding commitments to issue any shares or voting securities of the Company other than as set forth above.

          All outstanding shares of the Group Companies were issued in compliance with all applicable securities and corporate laws of the jurisdiction in which such Companies are incorporated and are duly authorized, validly issued, fully paid and nonassessable.

          The issued and outstanding share capital of the Company is held legally and beneficially and of record by the Selling Shareholders as set forth on Exhibit A, free and clear of all Encumbrances (as defined below).

          (b) Except for the rights created pursuant to the Transaction Documents, there are no options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from any Group Company of any shares of its share capital, commitments, agreements or arrangements of any character to which the Company or any Subsidiary is a party to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any Group Company or obligating any Group Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement (collectively, "Company Rights"). Except as set forth in the Company Disclosure Schedule, there are no contracts, commitments or agreements relating to the voting, purchase or sale of any Group Company's share capital between such Group Company and any shareholder or among any such shareholders. There is no action, proceeding, claim or, to the Selling Shareholders' knowledge, investigation against any Selling Shareholder or the Selling Shareholders' assets or properties, pending or, to such Selling Shareholders' knowledge, threatened, at law or in equity, by or before any court, arbitrator or other tribunal, or before any administrative law judge, hearing officer or administrative agency relating to or in any other manner impacting upon the Shares held by such Selling Shareholder.

          (c) There is no Company stock option plan.

          (d) The Shares are the only shares of the Company.

          (e) The delivery by the Selling Shareholders of the respective bearer share certificates to the Purchaser and the Purchaser's payment for and acceptance thereof, will transfer to the Purchaser good, valid and marketable title to all of the outstanding share capital of the Company free and clear of any Encumbrances. Immediately following the Closing, the Purchaser will own 100% of the outstanding share capital of the Company, and all options, warrants and other rights to acquire shares of the Company, free and clear of all pledges, liens, encumbrances, charges, mortgages, security interests or other third party rights (whether IN REM or IN PERSONAM), irrespective of whether such third party rights arise under any agreement or other instrument, by the mere operation of statutory or other laws or by means of a judgment, order or decree of any court, judicial or administrative authority, including the requirement to obtain any approval or consent from a third party or authority to the exercise or full vesting of a right or title ("Encumbrances", and "Encumber" shall be construed accordingly).

     3.4 AUTHORIZATION. Each Selling Shareholder has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Selling Shareholder, and no further action is required on the part of the Company nor the Selling Shareholders to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Selling Shareholders. This Agreement constitutes, assuming the due authorization, execution and delivery by the other parties hereto, the valid and legally binding obligation of the Selling Shareholders, enforceable by the Purchaser against the Selling Shareholders in accordance with its terms.

     3.5 NO CONFLICT. Except as disclosed in Section 3.5 of the Disclosure Schedule, the execution and delivery of this Agreement by the Selling Shareholders does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any termination, violation, or breach of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or give rise to right to amend or renegotiate, or result in the creation or imposition of any Encumbrance upon any Selling Shareholder's Shares due to (any such event, a "CONFLICT") (a) any provision of the Charter Documents of any Group Company or any Selling Shareholder, or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which any Selling Shareholder or any Group Company or any of their respective properties or assets is subject, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Group Company or any Selling Shareholder or their respective properties or assets. Except as set forth in the Company Disclosure Schedule, the Company and the Selling Shareholders, to their knowledge, are not aware that any party to any Company Contract would in any way change such party's course of performance of such Company Contract following the Closing. Following the Closing, each Group Company and the Purchaser will be permitted to exercise all of such Group Company's rights under the Company Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which such Group Company would otherwise be required to pay had the transactions contemplated by the Transaction Documents not occurred.

     3.6 CONSENTS. Except as set forth in the Disclosure Schedule for Section 3.5, no consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, administrative agency or commission or any governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Company or any Selling Shareholder, is required by or with respect to the Company or any Selling Shareholder in connection with, the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

     3.7 COMPANY FINANCIAL STATEMENTS.

          (a) Attached as Section 3.7(a) of the Company Disclosure Schedule are the audited balance sheets of FAST Video Security AG as of December 31, 2002, December 31, 2003 and December 31, 2004 (the "Balance Sheet Date") and the related statements of income for the years then ended, accompanied by the report of the Company's independent auditors thereon, and the unaudited balance sheets of FAST Video Security GmbH as of December 31, 2002, December 31, 2003, and December 31, 2004 and the related statements of income for the years then ended, and the unaudited consolidated balance sheets of FAST Video Security AG and FAST Video Security GmbH as of December 31, 2002, December 31, 2003, and December 31 2004 and the related consolidated statements of income for the years then ended (the "Financial Statements"). Attached as Section 3.7(b) of the Company Disclosure Schedule are the unaudited consolidated balance sheet of the FAST Video Security AG and FAST Video Security GmbH as of September 30, 2005 and the related consolidated statement of income for the nine months then ended (the "Unaudited Interim Financial Statements"). Each of the Financial Statements (including, in each case, the related notes thereto) and the Unaudited Interim Financial Statements were prepared in accordance with Swiss GAAP applied on a consistent basis throughout the periods involved, and fairly present the financial position, and where specified above the consolidated financial position, of FAST Video Security AG and FAST Video Security GmbH as at the respective dates thereof and the results of their operations, and where specified above the consolidated results of their operations, for the periods indicated, except that the Unaudited Interim Financial Statements and the consolidated balance sheets and related consolidated statements of income for FAST Video Security AG and FAST Video Security GmbH do not contain notes that may be required by Swiss GAAP.

          (b) The Group Companies maintain and will continue to maintain a standard system of accounting established and administered in accordance with Swiss GAAP. The Group Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Swiss GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
     (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has made available to Purchaser complete and correct copies of, all existing written descriptions of, and all existing policies, manuals and other documents promulgating, such internal accounting controls. The Company's Unaudited Interim Financial Statements shall be referred to herein as the "Company Current Balance Sheet."

     3.8 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Company Current Balance Sheet or arising after such Company Current Balance Sheet date have arisen from bona fide transactions in the ordinary course of business consistent with past practice and in accordance with Swiss GAAP applied on a consistent basis and are not subject to valid defenses, setoffs or counterclaims. The Group Company's reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practice. Since the Balance Sheet Date, no Group Company has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which such Group Company sells goods or services, fills orders or records sales.

     3.9 NO UNDISCLOSED LIABILITIES. No Group Company has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which individually or in the aggregate (i) has not been reflected in or reserved against in the Company Current Balance Sheet, and (ii) has not arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date. The reserve set forth in the Company Current Balance Sheet for returns of Company products due to temperature malfunction is adequate to cover anticipated returns, and no Company products in excess of such reserve will be returned. There is no commitment or liability, express or implied, oral or written, to any supplier or other party with which the Company has any agreement, with respect to estimates or projections of futures purchases or sales of the Company's products.

     3.10 NO CHANGES. Since the Balance Sheet Date there has not been, occurred or arisen any:

          (a) transaction by any Group Company except in the ordinary course of business and consistent with past practices;

          (b) amendment or change to the Charter Documents of any Group Company;

          (c) capital expenditure or capital commitment by any Group Company except in the ordinary course of business consistent with past practice but in any event not in excess of forty thousand U.S. dollars ($40,000);

          (d) destruction of, damage to or loss of any material assets, material business or material customer of any Group Company (whether or not covered by insurance);

          (e) work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving any Group Company, including, without limitation, charges of wrongful termination of employment or other unlawful labor practices or actions;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by any Group Company other than as required by Swiss GAAP;

          (g) revaluation by any Group Company of any of its respective assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to any shares of any Group Company or any direct or indirect redemption, purchase or other acquisition by any Group Company of its share capital;

          (i) other than the compensation set forth in Section 3.21 of the Company Disclosure Schedule, increase in the salary or other compensation payable or to become payable by any Group Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by any Group Company, of a bonus or other additional salary or compensation to any such person, or the entry by any Group Company into an agreement by which any person is newly employed;

          (j) agreement, contract, covenant, instrument, lease, or commitment to which any Group Company is a party or by which it or any of its assets is bound and which is material to any Group Company's business or any termination, extension, amendment or modification of the terms of any such agreement, contract, covenant, instrument, lease, or commitment to which any Group Company is a party or by which it or any of its assets is bound, other than licenses of the Company Intellectual Property which are governed by subsection (q) below, and except as set forth in Section 3.10(j) of the Disclosure Schedule;

          (k) sale, lease, license (other than licenses of the Company Intellectual Property entered into in the ordinary course of business consistent with past practice) or other disposition of any of the material assets or properties of any Group Company or any creation of any security interest in such assets or properties;

          (l) loan by any Group Company to any person or entity, incurring by any Group Company of any indebtedness, guaranteeing by any Group Company of any indebtedness, issuance or sale of any debt securities of any Group Company or guaranteeing of any debt securities of others;

          (m) waiver or release of any right or claim of any Group Company material to any Group Company's business, including any write-off or other compromise, not disclosed in the Unaudited Interim Financial Statements, of any account receivable of any Group Company

          (n) commencement or notice or, to the Selling Shareholders' knowledge, threat or reasonable basis therefor, of any lawsuit or, to the Selling Shareholder's knowledge, proceeding, audit or investigation against any Group Company or their affairs except as set forth in the Disclosure Schedule for Section 3.9, other than as would not have a Material Adverse Effect;

          (o) notice of any claim or, to the best knowledge of the Selling Shareholders, potential claim of ownership by any person other than the relevant Group Company of any of the Company Intellectual Property (as defined in Section 3.14 hereof) owned by or developed or created by the relevant Group Company or of infringement by any Group Company of any other person's Intellectual Property (as defined in Section 3.14 hereof);

          (p) issuance or sale, or contract to issue or sell, by any Group Company of any SHARES or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

          (q) (i) sale by any Group Company of any Company Intellectual Property or the entering into of any license agreement, security agreement, assignment or other conveyance or option, with respect to Company Intellectual Property with any person or entity (other than standard customer license agreements entered into in the ordinary course of business consistent with past practice), or (ii) the purchase or other acquisition of any Intellectual Property or the entering into of any license agreement, security agreement, assignment or other conveyance or option with respect to the Intellectual Property of any person or entity (other than standard license agreements entered into as a result of purchases in the ordinary course of business consistent with past practice), or (iii) the material change in pricing or royalties set or charged by any Group Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to any Group Company;

          (r) event or condition of any character not disclosed elsewhere in this Section 3.10 that has had or is reasonably likely to have a Material Adverse Effect with respect to any Group Company; or

          (s) negotiation or agreement by any Group Company or any director, officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by the Transaction Documents or negotiations related to actions or agreements set forth in the Disclosure Schedules for this Section).

     3.11 TAX MATTERS.

          (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means (i) any and all domestic and foreign taxes, assessments and other similar governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, distributions, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, and customs duties, together with all interest, penalties and additions imposed with respect to such amounts;
     (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) TAX RETURNS AND AUDITS.

               (i) Each Group Company as of the Closing Date will have prepared and timely filed all domestic and foreign returns, estimates, information statements and reports ("RETURNS") required to be filed prior to the Closing Date relating to any and all Taxes of such Group Company or its operations, and such Returns are and will be true and correct and have been and will be completed in accordance with applicable law.

               (ii) Each Group Company as of the Closing Date will have: (A) paid all Taxes it is required to pay and withheld with respect to its directors, officers and employees all income taxes and other Taxes required to be withheld, and (B) accrued on the Company Current Balance Sheet all Taxes attributable to the periods covered by the Company Current Balance Sheet and/or to previous periods and has not incurred any liability for Taxes for the period after the date of the Company Current Balance Sheet and prior to the Closing Date other than in the ordinary course of business consistent with past practice.

               (iii) No Group Company has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against any Group Company, nor has any Group Company executed any currently effective waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit, investigation or other examination of any Return of any Group Company is (to the Selling Shareholders' knowledge) presently in progress, nor has any Group Company been notified of any request for such an audit, investigation or other examination.

               (v) No Group Company has any liabilities for unpaid Taxes incurred prior to the date of the Company Current Balance Sheet (including without limitation any liabilities for Taxes as a result of being a member of a consolidated, combined or unitary group) which have not been accrued or reserved on the Company Current Balance Sheet, whether asserted or unasserted, contingent or otherwise (including without limitation any liabilities for Taxes as a result of being a member of a consolidated, combined or unitary group), and no Group Company has incurred any such liability for Taxes since the date of the Company Current Balance Sheet other than in the ordinary course of business.

               (vi) Each Group Company has given the Purchaser or the Purchaser's representatives access to copies of all foreign, state and local income and all value added tax Returns for or including any Group Company filed for all periods since January 1, 2002.

               (vii) There are no Encumbrances of any sort on the assets of any Group Company relating to or attributable to Taxes other than liens for Taxes not yet due and payable.

               (viii) Neither the Company nor any Selling Shareholder has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Encumbrance on the assets of any Group Company.

               (ix) No Group Company is a party to any tax sharing, indemnification or allocation agreement nor does any Group Company owe any amount under any such agreement.

               (x) Each Group's Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other income Tax deductions is accurately reflected on such Group Company's tax books and records.

               (xi) There is no contract, agreement, plan or arrangement to which any Group Company is a party, including but not limited to the provisions of the Transaction Documents, covering any employee or former employee of any Group Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the applicable tax laws and regulations.

               (xii) No Group Company has been treated for any taxation purposes as resident in a country other than its country of incorporation and has not had a branch agency or permanent establishment in a country other than in its country of incorporation.

               (xiii) No Group Company has had or currently has the benefit of any tax concession or clearance, including in particular, the benefit of which will or might be lost upon or as a consequence of implementation of the arrangements contemplated by the Transaction Documents.

               (xiv) Each Group Company has paid all stamp duties and tax duties for which they are or were liable.

               (xv) The Group Companies have at their disposal all supporting documents in connection with (i) all filed tax returns, reports and other filings, and (ii) all tax returns, reports and other filings still to be filed which refer to assessment periods (partially or fully) before the Closing Date, in each case in form and substance in accordance with the statutory requirements.

               (xvi) None of the Shares or the shares of any Subsidiary or the assets of any Group Company are subject to any restriction periods during which (i) the transfer of such shares or assets, or (ii) distributions with respect to such shares, or (iii) mergers or other restructurings involving such shares or assets, or (iv) any other dealings with or in relation to these shares or assets, or (v) the loss of common control over a Group Company and another company would trigger or increase a liability for Taxes of any Group Company, of the Purchaser or of any third party, and none of the Group Companies has any contingent liability with regard to such restriction periods encumbering shares or assets of other companies.

               (xvii) There are no special agreements with, or concessions from, tax or other authorities, formal or informal, which have an impact on the Taxes chargeable on any of the Group Companies.

          (c) REPAYMENT OF SHAREHOLDERS' LOANS NOT TO TRIGGER TAXES

               The Selling Shareholders represent that the waiver of repayment of the Shareholders Loans according to paragraph 6.3 (g) will not trigger for the Company (i) Swiss stamp duty, (ii) the loss of reclaimable VAT, or (iii) a reduction of available tax loss carry-forwards and that the Selling Shareholders and/or the Company shall obtain rulings from the competent tax authorities to that effect.

     3.12 RESTRICTIONS ON BUSINESS ACTIVITIES.

          (a) No Group Company is a party to or is bound by nor has it made any offer or tender to enter into: (i) any obligation outside the ordinary course of such Group Company's business, or of an onerous long term nature (for which purposes a long term obligation shall mean one which is not terminable by such Group Company without liability to damages within six months from the Closing), or (ii) any agreement, arrangement or understanding which in any respect is unusual having regard to the usual practice of the such Group Company or other entities carrying on similar businesses, or (iii) other than in the ordinary course of business, any agreement, arrangement or understanding under which any Group Company is or may become liable to pay any service, management or similar charge or any interest or other periodic payment.

          (b) There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which any Group Company is a party or otherwise binding upon any Group Company which has or may reasonably be expected to have the effect of prohibiting or impairing in any respect any business practice of such Group Company, any acquisition of property (tangible or intangible) by any Group Company or the overall conduct of business by any Group Company as currently conducted or as proposed to be conducted by any Group Company except as set forth in the Disclosure Schedule for Section 3.12(a). Without limiting the foregoing, neither any Group Company has entered into any agreement under which such Group Company is restricted from selling, licensing or otherwise distributing any of its products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market except as set forth in the Disclosure Schedule for Section 3.12(a).

     3.13 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

          (a) Each Group Company has good and marketable title to all of its respective properties and assets, real, personal and mixed, reflected in the Company Current Balance Sheet or acquired after the date of the Company Current Balance Sheet, or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Encumbrances of any kind or character. The plants, property and equipment of the Group Companies that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of the Group Company are reflected in the Company Current Balance Sheet to the extent GAAP requires the same to be reflected. SECTION 3.13(A) of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by each Group Company, the name of the lessor, the start and end dates of the lease and each amendment thereto, the aggregate monthly and annual rental and other fees payable under such lease, and any additional material terms. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) THE EQUIPMENT owned or leased by each Group Company is, taken as a whole, (i) adequate for the conduct of the business of each Group Company as currently conducted, and (ii) such equipment which is so used is in good operating condition, regularly and properly maintained, subject to normal wear and tear. The Company has good and valid title to all of the equipment listed in Section 3.13(b) of the Company Disclosure Schedule which is located at Formatest AG, at BMK professional electronics GmbH and at PLG Produktions - und Leistungs-Gesellschaft, and has no reason to believe that the Company would not be able to remove and take possession of such equipment at any time.

          (c) No Group Company nor any Selling Shareholder has sold or otherwise released for distribution any of any Group Company's customer files and other customer information relating to such Group Company's current and former customers (the "CUSTOMER INFORMATION") except for disclosure during due diligence performed by one potential acquirer in 2005; provided, however, that such potential acquirer was party to a customary nondisclosure agreement with the Company. No person other than the Group Companies possesses any claims or rights with respect to use of the Customer Information.

          (d) All inventory of the Company's products and all raw materials therefore currently located at Formatest AG are suitable and useable in their current condition for the current and anticipated future versions of the Company's "Alpha Blue" product.

     3.14 INTELLECTUAL PROPERTY.

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               (i) "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith:
          (i) all Swiss, German, European, United States, and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, methods, teaching and learning techniques, technology, technical data, statistical and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world;
          (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, test suites, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; and (ix) all documentation related to any of the foregoing irrespective of the media on which it is recorded.

               (ii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or exclusively licensed to any Group Company.

               (iii) "REGISTERED INTELLECTUAL PROPERTY" shall mean all: (i) patents and patent applications (including provisional applications);
          (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          (b) SECTION 3.14(B) of the Company Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, any Group Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists any commencement or notice or to the knowledge of the Selling Shareholders, threat of any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (collectively, the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (c) Each item of the Company Intellectual Property, including all Company Registered Intellectual Property listed in SECTION 3.14(B) of the Company Disclosure Schedule and all Intellectual Property licensed to Company is free and clear of any Encumbrances. Each Group Company (i) is the exclusive owner of all trademarks and trade names set forth in the Disclosure Schedule used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company, and (ii) owns exclusively, and has good title to, all copyrighted works that are its products or other works of authorship that is otherwise purports to own.

          (d) To the extent that any Intellectual Property has been developed or created by any person other than the Group Company for which such Group Company has, directly or indirectly, paid (including but not limited to directors, officers, employees and consultants, and former directors, officers, employees and consultants of the Company), such Group Company has a written agreement with such person with respect thereto and such Group Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment and does not owe any consideration to any third party in connection therewith.

          (e) No Group Company has transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person other than licenses or rights to use contained in standard customer license agreements entered into in the ordinary course of business consistent with past practice.

          (f) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Group Company's business as it currently is conducted or is reasonably contemplated to be conducted by the Group Companies, including, without limitation, the design, development, manufacture, marketing, use, import and sale of the products, technology and services of the Group Companies (including products, technology or services currently under development).

          (g) The contracts, licenses and agreements listed in Section 3.14(g) of the Company Disclosure Schedule include all contracts, licenses and agreements to which any Group Company is a party with respect to any Intellectual Property (the "COMPANY LICENSES") other than standard customer license agreements entered into in the ordinary course of business. No person who has licensed Intellectual Property to any Group Company has ownership rights or license rights to improvements made by any Group Company in such Intellectual Property which has been licensed to such Group Company.

          (h) SECTION 3.14(H) of the Company Disclosure Schedule lists all contracts, licenses and agreements between any Group Company and any other person wherein or whereby such Group Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, defend, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by such Group Company or such other person of the Intellectual Property of any person other than such Company, other than standard customer license agreements and OEM or reseller agreements entered into in the ordinary course of business consistent with past practice.

          (i) The operation of the business of each Group Company as it currently is conducted, or as is currently contemplated to be conducted by such Group Company, including but not limited to such Group Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of such Group Company does not infringe upon or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or (to the knowledge of the Selling Shareholders) constitute unfair competition or trade practices under the laws of any jurisdiction, and no Group Company has received notice or threat in writing thereof from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of such Group Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is any Group Company or any of the Selling Shareholders aware of any basis therefor).

          (j) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities, for the purposes of maintaining such Registered Intellectual Property.

          (k) There are no contracts, licenses or agreements between any Group Company and any other person with respect to Company Intellectual Property under which there is any dispute known to such Group Company or the Selling Shareholders regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by such Group Company thereunder.

          (l) To the best knowledge of the Selling Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

          (m) Each Group Company has taken all appropriate steps to protect such Group Company's rights in confidential information and trade secrets of such Group Company or provided by any other person to such Group Company. Without limiting the foregoing, each Group Company has and enforces a policy requiring each director, officer, employee, consultant and contractor with access to Company Intellectual Property to execute proprietary information, confidentiality and assignment agreements in Group Company's standard forms, and all current and former directors, officers, employees, consultants and contractors of each Group Company have executed such an agreement, true, correct and complete copies of which have been provided to Purchaser.

          (n) No Company Intellectual Property or product, technology or service of any Group Company is subject to any pending proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by such Group Company or may affect the validity, use or enforceability of the Company Intellectual Property.

          (o) No (i) product, technology, service or publication of any Group Company, (ii) material published or distributed by any Group Company or
     (iii) conduct or statement of any Group Company constitutes obscene material or a defamatory statement or constitutes false advertising.

          (p) Except as set forth in the Disclosure Schedules, no Group Company has any escrow agreement or arrangement between such Group Company and any person or entity that would permit such person or entity or any other party to obtain a copy of such Group Company's source code and program documentation (or any portion thereof) upon the liquidation, dissolution or winding up of such Group Company or any Selling Shareholder or upon termination, breach or alleged breach of any contract or agreement between such Group Company and such person or entity, or under any other circumstances. Without limiting the generality of the foregoing, no portion of the software products of any Group Company is subject to the provisions of any open source or other third party license agreement that (i) requires the distribution of source code in connection with the distribution of such software in object code form; (ii) prohibits or limits such Group Company from charging a fee or receiving consideration in connection with sublicensing or distributing such licensed software (whether in source code or object code form); or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law.

          (q) No Group Company has registered the word "FAST" or any name containing the said word, or variation thereof, with any registry, as a company, trade name or otherwise, or in any part of the world, except as set forth in Section 3.14(b) to the Company Disclosure Schedule.

     3.15 AGREEMENTS, CONTRACTS AND COMMITMENTS.

          (a) Except as set forth in the Company Disclosure Schedule, no Group Company is a party to or otherwise bound by

               (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by the Transaction Documents;

               (iii) any fidelity or surety bond or completion bond;

               (iv) any lease of personal property to any Group Company;

               (v) any agreement, contract or commitment containing any covenant limiting the freedom of any Group Company to engage in any line of business or to compete with any person,

               (vi) any agreement, contract or commitment relating to material capital expenditures and involving future payments;

               (vii) any agreement, contract or commitment relating to the leasing, licensing, disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of any Group Company business;

               (viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (ix) any purchase order or contract for the purchase of materials outside the ordinary course business consistent with past practice, but in any event not for more than forty thousand U.S. dollars ($40,000);

               (x) any construction contracts;

               (xi) any dealer, agency, distribution, joint marketing, development or indemnification agreement;

               (xii) any sales representative, original equipment manufacturer, value added, remarketer, reseller or other agreement for distribution of any Group Company's products or services, or the products or services of any person;

               (xiii) any agreement, contract or commitment that involves or that could reasonably be expected to involve (i) aggregate payments by any Group Company, or the receipt by any Group Company, of forty thousand U.S. dollars ($40,000) or more individually or in the aggregate and that is not cancelable without penalty within thirty
          (30) calendar days, (ii) minimum purchase commitments by any Group Company, or (iii) ongoing service or support obligations and that are not cancelable without penalty or refund within third (30) calendar days; or

               (xiv) any agreement under which such Group Company has made any representations or warranties whose time limits have not yet expired in connection with the acquisition, disposal or any other transfer of shares or other assets or under which such Group Company could be held liable in connection with such representations or warranties under guarantees, suretyships or similar engagements or in any other way, and there are no claims of third parties based on such representations or warranties, or such guarantees, suretyships or similar engagements, which may be set off against claims of any of the Group Companies.

          (b) Each Group Company is in material compliance in all respects with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which any Group Company is a party or by which it is bound (each, a "COMPANY CONTRACT"), nor is any Group Company or any Selling Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Company Contract is in full force and effect and, to the knowledge of the Selling Shareholders, is not subject to any material default thereunder by any party obligated to any Group Company pursuant thereto. Each Group Company has obtained or will obtain prior to the Closing all necessary consents, waivers and approvals of the parties listed in EXHIBIT F as are required for the Company Contracts with such parties to remain in effect without modification after the Acquisition.

          (c) No Group Company, or any of its directors, officers, employees, representatives, or agents has for the purpose of securing any contract or advantage to any Group Company given or offered any bribe, kick-back, or any corrupt, unlawful or immoral payment or contribution.

          (d) Except as set forth in the Company Disclosure Schedule, no Company Contract has been entered into otherwise than pursuant to normal "arm's length" commercial terms.

     3.16 GOVERNMENTAL AUTHORIZATION. SECTION 3.16 of the Company Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization (i) issued to any Group Company by a Governmental Entity presently held by any Group Company in connection with the conduct of its business (herein collectively called "COMPANY AUTHORIZATIONS"); and (ii) required by any Group Company under any applicable law in order to conduct its business as currently conducted and as proposed to be conducted ("GOVERNMENTAL AUTHORIZATIONS"). The Company Authorizations are in full force and effect and constitute all Governmental Authorizations required to permit any Group Company to operate or conduct its businesses as presently conducted or hold any interest in its properties or assets, and to permit the Purchaser to continue to conduct the business of any Group Company following the Closing

     3.17 LITIGATION. Other than as set forth in SECTION 3.9 of the Company Disclosure Schedule, there is no action, suit or proceeding of any nature pending, or, to the Company's or the Selling Shareholders' knowledge, threatened, before any civil, administrative or criminal court, arbitral panel or administrative or regulatory agency against any Group Company, their properties or any of its officers, employees or directors in their capacities as such, nor is there any reasonable basis therefor. Other than as set forth in
SECTION 3.9 of the Company Disclosure Schedule, there is no investigation pending or threatened, against any Group Company, its respective properties or any of their respective officers, employees or directors in their capacities as such (nor is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of any Group Company to conduct its operations as presently or previously conducted.

     3.18 MINUTE BOOKS AND REGISTERS. The minutes of each Group Company to which counsel for the Purchaser was given access are the only minutes of the board of directors and shareholders of such Group Company since January 1, 2003, and contain true and accurate copies of all resolutions adopted by the Board of Directors (or committees thereof) of such Group Company and its shareholders since such date, and no other material resolutions have been adopted the time of incorporation of such Group Company. The share register and the register of directors of each Group Company, if applicable, completely and accurately set forth the information required to be included therein.

     3.19 ENVIRONMENTAL MATTERS.

          As used in this Agreement:

          (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Encumbrances, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Entity) alleging liability or potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by any Group Company; or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "ENVIRONMENTAL LAWS" means all Swiss, German, and foreign (to the extent applicable) laws, rules, regulations and requirements of common law relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to protection of the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, which is regulated under any Environmental Law in a jurisdiction in which any Group Company operates.

          (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          No Hazardous Material is present, as a result of the actions or omissions of any Group Company or, to the Selling Shareholders' knowledge, any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that any Group Company owns, operates, occupies or leases. No underground storage tanks are or were present under any such property at such time as any Group Company owned, operated, occupied or leased such property. No Group Company has notified any Governmental Entity or third party, or been required under any law, rule, regulation, order or agreement to notify any Governmental Entity or third party, of any Release of any Hazardous Material.

          At all times, each Group Company has transported, stored, used, manufactured, disposed of, released or exposed its directors, officers and employees or others to Hazardous Materials (collectively, "Hazardous Materials Activities") in compliance with all Environmental Laws.

          Each Group Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such business is currently being conducted and is in material compliance with all such Environmental Permits. No environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials is required to be obtained in connection with any of the transactions contemplated by the Transaction Documents.

          No Environmental Claim is pending or threatened. The Company and the Selling Shareholders are not aware of any fact or circumstance, including any Release, which could reasonably be expected to involve any Group Company in any Environmental Claim or impose upon any Group Company any liability concerning Hazardous Materials Activities.

     3.20 BROKERS' AND FINDERS' FEES. No Group Company and no Selling Shareholder has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby except those to Corum Group International S.a.r.l., which are the responsibility and liability solely of the Selling Shareholders.

     3.21 EMPLOYEE AND EMPLOYEE BENEFIT MATTERS.

          (a) Particulars of all the directors, officers, employees and consultants of each Group Company (each, a "COMPANY EMPLOYEE"), including maternity leave, military or civil defense service, illness or accident, necessary work permits and their present compensation packages, are disclosed in Section 3.21 of the Company Disclosure Schedule, which particulars show all material benefits including, without limitation, salaries, directors' fees, social benefits, bonuses, commissions, profit shares, automobile, reimbursement of expenses and benefits in kind ("BENEFITS"), payable now or in the future (based upon current obligations) or which such Group Company is bound to provide to each director, officer, employee and consultant of such Group Company and are true, accurate and complete.

          (b) Except as set forth in SECTION 3.21 of the Company Disclosure Schedule, no employee of any Group Company has been dismissed in the last six months or has given notice of termination of his employment. There are no, and except as set forth in SECTION 3.9 of the Company Disclosure Schedule there were not in the past, any claims from or on behalf of the Company Employees threatened or pending against any Group Company or the Selling Shareholders.

          (c) Section 3.21 of the Company Disclosure Schedule includes the form of contracts under which the Company Employees are engaged.

          (d) Except as set forth in SECTION 3.21 of the Company Disclosure Schedule, there are no agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums, or other like benefits on retirement or on death or termination or during periods of sickness or disablement for the benefit of any director or former director, officer or former officer, consultant or former consultant, or employee or former employee of any Group Company or for the benefit of the dependents of any such individual in operation.

          (e) Each Group Company has complied with all legislative or other official provisions relating to the Company Employees and their terms and conditions of employment and has made all deductions and payments required to be made by law or any other deductions or payments required by law, including (without limitation) deductions and payments to the social security and tax authorities.

          (f) Each Company Employee's claims under any mandatory and voluntary pension fund schemes are fully funded. All other liabilities of any Group Company to the Company Employees were properly accrued in the Financial Statements.

          (g) No Group Company operates any share incentive scheme, share option scheme or profit sharing scheme for the benefit of any of its directors, officers, employees or consultants.

          (h) Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the other transactions contemplated thereby, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee, consultant, officer or director of any Group Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits, except as provided therein.

          (i) Except as set forth in Section 3.21 of the Company Disclosure Schedule, each Group Company is in compliance in all respects with all applicable employment laws and contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters, equal treatment and non- discrimination provisions.

          (j) No Group Company is party to or otherwise bound by the terms of any collective bargaining agreement. To the best knowledge of the Company and the Selling Shareholders, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect any Group Company; nor are the Company and the Selling Shareholders aware of any controversies, strikes, slowdowns or work stoppages pending or threatened between any Group Company and any of its directors, officers, consultants or employees. The consummation of any of the transactions contemplated by the Transaction Documents will not have a material adverse effect on any Group Company's labor relations, and except as set forth in the Disclosure Schedule for 3.21, none of any Group Company's directors, officers, or employees has notified any Group Company of any intention to terminate his or her employment with any Group Company.

          (k) To the best knowledge of the Company and the Selling Shareholders, no Company Employee is or was in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract, agreement or restrictive covenant relating to the right of any such Company Employee to be employed by any Group Company because of the nature of the business conducted or to be conducted by any Group Company or relating to the use of trade secrets or proprietary information of others.

          (l) Mr. Beat Meier will not seek to terminate the Meier Employment Agreement (as defined below) or otherwise fully or partially cease to work for the Company in accordance with the terms of the Meier Employment Agreement during its initial fixed term of two (2) years, except for reasons of incapability of performing such work due to death or disability of Mr. Beat Meier or in case of a justified termination of the employment agreement by Mr. Beat Meier for cause (art. 337 Swiss Code of Obligations).

     3.22 INSURANCE. SECTION 3.22 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of each Group Company. The Group Companies have the insurance coverage customary in their line of business. Such insurance coverage is sufficient both with regard to its kind and the coverage amounts in order to cover the risks which reasonably have to be expected for businesses such as the ones conducted by the Companies in all material aspects. There is no, and has not been in the past, any material claim by any Group Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds, and all past policies and bonds, have been paid, and each Group Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). No Group Company has knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     3.23 NO CONFLICT OF INTEREST. Except as disclosed in the Financial Statements, at the time of Closing, no Group Company is indebted, directly or indirectly, to any Selling Shareholder nor to any Group Company's or Selling Shareholder's employees, officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of directors, officers and employees. Except as set forth in the Disclosure Schedule for Section 3.15(d), as of the Closing, no Selling Shareholder, nor any Group Company's nor any Selling Shareholder's employees, officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to any Group Company or have any direct or indirect ownership interest in any firm or corporation with which any Group Company is affiliated or with which any Group Company has a business relationship, or any firm or corporation which competes with any Group Company except that employees, officers and directors of any Group Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with any Group Company. Except as set forth in the Disclosure Schedule for Section 3.15(d) no Selling Shareholder, nor any Group Company's or Selling Shareholder's employees, officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with any Group Company. No Group Company is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.24 CERTAIN ADVANCES; GUARANTEES. There are no receivables or other amounts payable to any Group Company owing by any director, officer, employee, consultant of any Group Company or by the Selling Shareholders or owing by any affiliated person or entity of any director, officer, employee, consultant of any Group Company or the Selling Shareholders. The Selling Shareholders have not agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of any Group Company. No Group Company has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of any Selling Shareholder.

     3.25 CUSTOMERS. No material customer of any Group Company has cancelled or otherwise terminated, or made any threat to any Group Company to cancel or otherwise terminate its relationship with such Group Company, or has at any time on or after December 31, 2004 decreased materially its usage of the services or products of any Group Company, and to the best knowledge of the Company and the Selling Shareholders no such customer intends to cancel or otherwise terminate its relationship with such Group Company or to decrease materially usage of the services or products of such Group Company or change in any material respect the terms upon which it trades with such Group Company. No Group Company has knowingly breached, any agreement with, or engaged in any fraudulent conduct with respect to, any customer of any Group Company.

     3.26 COMPLIANCE WITH LAWS. Each Group Company has complied in all respects with, is not in violation in any respect of, and has not received any notices of violation with respect to, any Swiss, German, or foreign law or regulation.

     3.27 BANKS / ACCOUNTING AFFAIRS. The records to be handed over to the Purchaser in accordance with Section 6.3(m) below correctly and completely document all current dealings of the Group Companies with any bank, in particular the signature rights for all bank accounts of the Group Companies.

     3.28 OFFERS. Each Group Company and the Selling Shareholders have suspended or terminated, and have the legal right to suspend or terminate, all negotiations and discussions with respect to any bona fide offer or proposal for, or any indication of interest in, other than the transactions contemplated by the Transaction Documents, any (a) sale, license, disposition or acquisition of all or a material portion of the business or assets of any Group Company, (b) issuance, grant, disposition or acquisition of (i) any capital stock or other equity security of any Group Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of any Group Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of any Group Company; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving any Group Company. The suspension and termination of any such negotiations and discussions has not and will not result in the requirement of any payment by any Group Company or the Selling Shareholders.

     3.29 INSOLVENCY.

          (a) No Group Company: (i) has been liquidated, or is subject to a resolution to be liquidated or dissolved, and there is no action or request pending to accomplish such liquidation or dissolution, (ii) is bound as a party to any merger or similar transaction, (iii) has been declared bankrupt or insolvent, and there is no action or request pending to declare it bankrupt or insolvent, or (iv) is subject to any order, petition or resolution with respect to insolvency, bankruptcy or composition proceedings, appointment of a receiver, liquidator or administrator, appointment of trustee, or any similar actions or proceedings.

          (b) There has not been and there is not, in respect of any Group Company or any part of its respective business, any unsatisfied judgment or court order outstanding, or any delay in the payment of any material obligations due for payment, which might lead to any of the foregoing.

     3.30 RECORDS. All of the records, control and other systems, data and information of each of any Group Company are recorded, stored, maintained or operated or otherwise held by such Group Company and are not wholly or partly dependent on any means (including but not limited to electronic, mechanical or photographic process, computerized or otherwise) which (and all means of access to and from which) are not under the exclusive ownership and direct control of such Group Company.

     3.31 DISCLOSURE. The Company and the Selling Shareholders have disclosed to the Purchaser all material information relating to the operations and business of any Group Company or the transactions contemplated by the Transaction Documents. The representations and warranties by the Selling Shareholders in the Transaction Documents and the Company Disclosure Schedule do not contain any untrue statement of a fact or omit to state a fact required to be stated herein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. The Company and the Selling Shareholders have delivered or made available to Purchaser or its representatives true and complete copies of all documents which are referred to in this Section 3 or in the Company Disclosure Schedule. Without derogating from any representations and warranties contained in this Section 3, the Company and the Selling Shareholders have disclosed to Purchaser all information of which the Company or the Selling Shareholders have knowledge, and have provided to the Purchaser all documents in their possession relating specifically to any Group Company, in each case, regarding facts or circumstances that could reasonably be expected to have a Material Adverse Effect on any Group Company.

     3.32 ACKNOWLEDGMENT. Each Selling Shareholder hereby acknowledges that such Selling Shareholder has read this Agreement and the other documents to be delivered in connection with the consummation of the transactions contemplated hereby and has made an independent examination of the transactions contemplated hereby and thereby (including the tax consequences thereof). Each Selling Shareholder acknowledges that the Selling Shareholder has had an opportunity to consult with and has relied solely upon the advice, if any, of the Selling Shareholder's legal counsel, financial advisors, or accountants with respect to the transactions contemplated hereby and by the Transaction Documents to the extent the Selling Shareholder has deemed necessary, and has not been advised or directed by the Purchaser, the Company or their respective legal counsel or other advisors in respect of any such matters and has not relied on any such parties in connection with this Agreement and the transactions contemplated hereby.

                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Selling Shareholders as follows:

     4.1 AUTHORIZATION. All corporate action on the part of the Purchaser, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to the Closing, and the Transaction Documents, when executed and delivered by the Purchaser, shall constitute the valid and legally binding obligations of the Purchaser, enforceable against Purchaser in accordance with their respective terms.

     4.2 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of the Purchaser; violate, or be in conflict with, or constitute a default under or cause or permit the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which the Purchaser is a party or by which the Purchaser is bound, or violate any statute or law or any judgment, decree, order, regulation, or rule of any court or Governmental Entity.

     4.3 CORPORATE ORGANIZATION. Purchaser is a corporation duly organized and validly existing under the Laws of Israel and has the full corporate power, authority, and necessary approvals to own or use its assets and properties and to conduct its business as the same is presently being conduction. Purchaser has procured that it will at the Closing have the necessary funds at its disposal to finance the transaction contemplated by these Transaction Documents.

                                    SECTION 5

                              ADDITIONAL AGREEMENTS

     5.1 EXPENSES. Each party hereto shall be responsible for the payment of its own costs and expenses, including investment advisory and attorney's fees, in connection with the transactions contemplated by the Transaction Documents; PROVIDED FURTHER, that any transaction expenses incurred by or on behalf of the Company will be paid in full by the Selling Shareholders prior to the Closing. Any obligations that are not paid or accrued as of the Closing will be paid directly by the Selling Shareholders.

     5.2 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Selling Shareholders with respect to each Group Company's businesses agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Purchaser) to cause such Group Companies to carry on such businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing Date. The Selling Shareholders with respect to each Group Company's businesses agree to promptly notify the Purchaser of any event or occurrence not in the ordinary course of its business, of any event which could have a Material Adverse Effect, and immediately upon becoming aware of any breach of the Selling Shareholders' representations and warranties set forth in Section 3 above. Without limiting the foregoing, except as expressly contemplated by this Agreement, no Selling Shareholder with respect to the each Group Company's businesses shall do, cause or permit any of the following, without the prior written consent of the Purchaser:

          (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Charter Documents.

          (b) ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, convertible loans, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

          (c) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock.

          (d) CONTRACTS. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts with an aggregate value greater than ten thousand U.S. dollars ($10,000), except for purchase and sale agreements in the ordinary course of business consistent with past practice.

          (e) INTELLECTUAL PROPERTY. License or transfer to any person or entity any rights to its Intellectual Property except through standard customer licenses in the ordinary course of business consistent with past practice.

          (f) EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or services;

          (g) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets other than sales, or licenses to customers in the ordinary course of business consistent with past practice.

          (h) INDEBTEDNESS. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others except for existing bank lines of credit. In particular, and not as a limitation of the foregoing, no Group Company will increase its outstanding indebtedness to any lender without the prior written consent of the Purchaser other than in the ordinary course of business consistent with past practice, and in no event will any Group Company make or allow to be made any material increase in the currently outstanding amount under any bank credit line or other facility, nor in the amount currently available thereunder; provided, however, that the Company may increase the amount outstanding under its current bank credit line (solely within the amount currently available thereunder) solely for payment of expenses incurred in the ordinary course of business consistent with past practice.

          (i) LEASES. Enter into or terminate operating leases or leases for real property.

          (j) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of then-due liabilities reflected or reserved against in the Company Financial Statements, except the assignment of the Shareholders' Loans to equity reserves described in this Agreement.

          (k) CAPITAL EXPENDITURES. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice.

          (l) INSURANCE. Reduce the amount of any insurance coverage provided by existing insurance policies.

          (m) TERMINATION OR WAIVER. Terminate or waive any right of substantial value.

          (n) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director, officer, consultant or employee, pay any special bonus or special remuneration to any employee, officer, consultant or director, or increase the salaries or wage rates or benefits of its directors, officers, consultants or employees; in each case, other than as specifically disclosed in the Company Disclosure Schedule.

          (o) SEVERANCE ARRANGEMENT. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding.

          (p) LAWSUITS. Commence or settle a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with the Purchaser prior to the filing of such a suit;

          (q) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the shares or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Group Companies' business, taken as a whole.

          (r) TAXES. Other than in the ordinary course of business and except for claims for Taxes disclosed in the Company Disclosure Schedule, make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

          (s) NOTICES. Fail to give any notices or other information required to be given to the employees of any Group Company or any Selling Shareholder, any collective bargaining unit representing any group of employees of any Group Company or any Selling Shareholder, and any applicable government authority under any applicable law in connection with the transactions provided for in this Agreement.

          (t) REVALUATION. Revalue any assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

          (u) OTHER. Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through (t) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     5.3 NON-COMPETE; NON-SOLICITATION; NON-USE OF NAMES.

          (a) Until three (3) years after the Closing, Beat Meier, Carsten Neufing, Matthias Zahn, and Andreas Arpagaus shall not, directly or indirectly, own an interest in, manage, operate, join, control, advertise, market or participate in or be connected with, as an officer, employee, partner, stockholder, director, consultant or otherwise, any person or organization that, at such time, competes with any Group Company's business as conducted and as proposed to be conducted at any date following the Closing; provided that this shall not preclude the foregoing Selling Shareholders from owning a stock interest not greater than 2% in a publicly traded company. In addition to the foregoing, Mr. Beat Meier is subject to a separate, personal noncompetition obligation set forth in his employment agreement with the Company which shall be in effect from and after the Closing.

          (a1) Until three (3) years after the Closing, CornerstoneCapital AG and IDP Investments GmbH, shall procure that none of their employees or partners who served as Directors of the Company shall, directly or indirectly, be involved as a director or otherwise participate in the management of an interest in, manage, operate, join, control, advertise, market or participate in or be connected with, any person or organization that, at such time, competes with any Group Company's business as conducted and as proposed to be conducted at the Closing; provided that this shall not preclude such employees and partners of the foregoing Selling Shareholders from owning a stock interest not greater than 2% in a publicly traded company. (b) Until three (3) years after the Closing, the Beat Meier, Carsten Neufing, Matthias Zahn, and Andreas Arpagaus shall not, directly or indirectly solicit, canvass or entice away from any Group Company the custom of any person firm or a client of such company where the custom relates to products and/or services which are competitive to the type supplied by such company.

          (b1) Until three (3) years after the Closing, CornerstoneCapital AG and IDP Investments GmbH, shall procure that none of their employees or partners who served as Directors of the Company shall, directly or indirectly solicit, canvass or entice away from any Group Company the custom of any person firm or a client of such company where the custom relates to products and/or services which are competitive to the type supplied by such company.

          (c) Until three (3) years after the Closing, the Beat Meier, Carsten Neufing, Matthias Zahn, and Andreas Arpagaus shall not, directly or indirectly solicit, canvass or entice away from any Group Company any of the directors, officers, employees, consultants, representatives, or agents of any Group Company.

          (c1) Until three (3) years after the Closing, CornerstoneCapital AG and IDP Investments GmbH, shall procure that none of their employees or partners who served as Directors of the Company shall, directly or indirectly solicit, canvass or entice away from any Group Company any of the directors, officers, employees, consultants, representatives, or agents of any Group Company.

          (d) The Selling Shareholders, except Matthias Zahn (as to which specific obligations are set forth in Section 5.3(e)), agree and undertake not to make any use whatsoever in the future of the name "FAST" or name containing the said word, or any variation thereof, and acknowledges that such name is the sole and exclusive property of the Company.

          (e) Notwithstanding Section 5.3(d), on his own behalf and on behalf of any Company controlled by him (including, without limitation, FAST TV Server AG), Matthias Zahn undertakes not to use the logotype "FAST" currently used by the Company nor any similar logotype. For absence of doubt, the current logotype used by FAST TV Server AG is not considered to be similar.

     5.4 NO SOLICITATION. The Selling Shareholders and the officers, directors, employees, representatives, consultants, or other agents of the Company and the Selling Shareholders will not, directly or indirectly, and will cause the Company not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal (as defined below) or (ii) engage in negotiations with, continue negotiations with or disclose any nonpublic information relating to any Group Company or the Selling Shareholders to, or afford access to the properties, books or records of any Group Company or the Selling Shareholders to, any person that has advised any Group Company or the Selling Shareholders that it may be considering making, or that has made, a Acquisition Proposal. The Selling Shareholders will, and will cause the Company to, promptly notify the Purchaser after receipt of any Acquisition Proposal or any notice that any person is considering making an Acquisition Proposal or any request for nonpublic information relating to any Group Company or for access to the properties, books or records of any Group Company by any person that has advised any Group Company or the Selling Shareholders that it may be considering making, or that has made, an Acquisition Proposal and will keep the Purchaser fully informed of the status and details of any such Acquisition Proposal notice or request. For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any transaction involving: (i) the sale, license, disposition or acquisition of all or a material portion of the business or assets of any Group Company; (ii) the issuance, grant, disposition or acquisition of (A) any capital stock or other equity security of any Group Company, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of any Group Company, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of any Group Company; or (iii) any merger, demerger, consolidation, business combination, share exchange, reorganization or similar transaction involving any Group Company.

     5.5 ACCESS; CONFIDENTIALITY. The Selling Shareholders agree to make, procure that the Company makes, available to the Purchaser and its representatives and advisors all books, records, facilities, directors, officers, employees, non-employee agents (such as patent and regulatory counsel) and information necessary for the Purchaser to evaluate the businesses, operations, properties and financial condition of any Group Company, except such documents where confidentiality obligations prevent the identity of the parties executing the documents from being disclosed (in which case the Company will provide the Purchaser with redacted versions). Each party shall keep confidential and shall not make use of any information treated by the other party as confidential (including, without limitation, the existence of the Transaction Documents or the consummation of the Acquisition or the failure of such a consummation), obtained from the other party concerning the assets, properties, business or operations of the other party other than to disclose to legal counsel, consultants, financial advisors, officers, key employees, lenders and investment bankers where such disclosure is related to the performance of obligations under the Transaction Documents or the consummation of the transactions contemplated under the Transaction Documents (all of whom shall be similarly bound by the provisions of this Section 5.5), except as may be required to be disclosed by applicable law or regulations (including of any stock exchange) or as may be required to obtain the consents, waivers or releases from any Governmental Entity or other third party. Notwithstanding the foregoing, the foregoing confidentiality restrictions shall not apply to any information which (a) becomes generally available to the public through no fault of the receiving party or its employees, agents or representatives; (b) is independently developed by the receiving party without benefit of the above-described information (and such independent development is substantiated in writing), or rightfully received from another source on a non-confidential basis; (c) when such disclosure is required by a court or governmental authority or any stock exchange or is otherwise required by law or is necessary to establish rights under the Transaction Documents or any agreement contemplated hereby. Purchaser agrees that upon signing of these Transaction Documents, Company may inform employees of the current status of the contemplated transaction using an announcement the form and content of which will be agreed in advance with the Purchaser. Furthermore, for the avoidance of doubt, it is explicitly stated that nothing herein shall restrict the Purchaser and the Group Companies in any way in their use of any information relating to any of the Group Companies after consummation of the Closing.

     5.6 PUBLIC ANNOUNCEMENTS. No party hereto shall without the prior written consent of the other parties (which consent shall not be unreasonably withheld) disclose to any third party (other than to legal counsel, consultants, financial advisors, key employees and lenders where such disclosure is related to the performance of obligations under this Agreement or the consummation of the transactions contemplated hereunder) the existence of this Agreement, the identity of the other parties hereto or the transactions contemplated hereby except (a) as required by law or regulations (including of any stock exchange),
(b) as reasonably necessary to obtain any consents, waivers or releases from any Governmental Entity or other third party, or (c) as reasonably requested by any Governmental Entity. The Selling Shareholders acknowledge that the Purchaser will release one or more public announcements of this transaction in substantially the form and substance attached hereto as EXHIBIT D, and that the Purchaser shall also be entitled to make any announcements and to include information in any public filings which the Purchaser deems necessary or desirable in accordance with the Purchaser's obligations under applicable law and the rules and regulations of any stock exchange.

     5.7 COOPERATION. Each party hereto will fully cooperate with the other parties, their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. The Selling Shareholders will use reasonable efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and timely performance of this Agreement and for the satisfaction of the conditions hereof. No party will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing. In addition, and not as a limitation of the foregoing, the Purchaser will participate in meetings, at reasonable times and upon reasonable prior notice, with the Company and Formatest during which the Company will discuss with Formatest the matters set forth in Section 6.3(n) of this Agreement.

     5.8 EMPLOYEES OF THE COMPANY'S BUSINESS. Between the date of this Agreement and the Closing Date, the Company shall allow the Purchaser to have free access to the premises, directors, officers and employees of any Group Company for discussions regarding employment after the Closing Date. .

     5.9 NOTIFICATION OF CLAIMS. From the date of this Agreement to and including the Closing Date, the Company and the Selling Shareholders shall promptly notify the Purchaser in writing of the commencement or threat of any claims, litigation or proceedings against or affecting any Group Company.

     5.10 U.S. GAAP AUDIT.

          (a) At the sole expense and responsibility of the Selling Shareholders, the Selling Shareholders shall procure that the Company's independent auditors (the Swiss affiliate of KPMG) shall deliver to the Purchaser, within forty-five (45) calendar days following the Closing (the "U.S. GAAP Audit Period"), an audited balance sheet of the Company as of December 31, 2005, and the related statements of income for the year then ended, prepared in accordance with U.S. GAAP, including comparisons to an unaudited balance sheet of the Company as of December 31, 2004 and the related statements of income for the year then ended, also prepared in accordance with U.S. GAAP, accompanied by the unqualified report of the Company's independent auditors thereon (the "2005 Financials"), and an audited balance sheet of the Company as of the Closing Date, prepared in accordance with U.S. GAAP, accompanied by the unqualified report of the Company's independent auditors thereon, except for qualification to the extent that such report is limited only to the balance sheet and a restriction regarding its limitation of use by other than the Purchaser or the Selling Shareholders (the "Closing Balance Sheet"; collectively with the 2005 Financials, the "U.S. GAAP Audit"), and that, to the extent the 2005 Financials are required to be included or incorporated by reference in any filing with the U.S. Securities and Exchange Commission ("SEC"), KPMG shall timely provide its consent in customary form to the filing of such audit in connection with any registration statements or other SEC filings by the Purchaser. For the avoidance of doubt, and not a limitation of the foregoing, the U.S. GAAP Audit shall include a reserve for the full amount of potential liability with respect to the German tax liability described in Section 3.9 of the Disclosure Schedule, including, but not limited to, interests, penalties, fees of attorneys, accountants and other consultants with respect to any contesting or resolution of such German tax liability.

          (b) Prior to the Closing, the Selling Shareholders shall procure that KPMG shall deliver a written, nonbinding estimate of the fees and expenses (and any tax thereon) for the U.S. GAAP Audit, including the timely delivery of KPMG's consent in customary form to the filing of such audit with the SEC in connection with any registration statements or other SEC filings by the Purchaser (the "Estimate"). Following delivery by KPMG to the Company of its full and final invoice with respect to the U.S. GAAP Audit, the Escrow Agent will pay such invoice in full out of the Audit Fee Reserve. If the amount of the final invoice exceeds the amount of the Audit Fee Reserve then any excess shall be paid, promptly and in full, directly by the Selling Shareholders, and if the amount of the final invoice is less than the amount retained in the Audit Fee Reserve then the remaining Audit Fee Reserve amount shall be distributed to the Selling Shareholders.

          (c) Purchaser agrees to cooperate fully with Selling Shareholders and the Company's independent auditors in the preparation of the U.S. GAAP Audit including, without limitation, provision of representations if required, access to information and records, and access to personnel. To the extent that Selling Shareholders are unable to deliver the U.S. GAAP Audit due to a failure by the Purchaser to provide access to information or to personnel, the U.S. GAAP Audit Period shall be extended to reflect any delay reasonably arising therefrom.

          (d) During a period of five (5) business days following delivery to the Purchaser of the U.S. GAAP Audit, the Purchaser may notify the Shareholder Representative in writing that the Purchaser believes that any portion of the U.S. GAAP Audit does not conform with U.S. GAAP in any respect (a "GAAP Objection"). Following delivery of a GAAP Objection, the Purchaser and the Shareholder Representative will meet and confer during a period of five (5) business days in an effort to agree on the form of the U.S. GAAP Audit. If the Purchaser and the Shareholder Representative agree on the final form of any amendments to the U.S. GAAP Audit, then the financial statements as so amended shall be the "U.S. GAAP Audit" (regardless of whether they are formally approved by the Company's auditor), and within ten (10) business days the Selling Shareholders shall use their best efforts to procure that the Company's auditor shall deliver the U.S. GAAP Audit to the Purchaser amended in accordance with such agreement. In the event that the Purchaser and the Shareholder Representative fail to agree on the form of the U.S. GAAP Audit, then the then Purchaser and the Shareholder Representative shall mutually agree upon a Swiss recognized accounting firm affiliated with the "Big Four" international accounting firms to resolve such dispute, or if they cannot agree on such a firm within five (5) business days, within three (3) business days they shall each designate a nationally recognized accounting firm, and the two firms shall agree upon a Swiss recognized accounting firm affiliated with the "Big Four" international accounting firms, which does not represent either party, which firm shall have the sole authority to resolve such dispute. If the two designated accounting firms are unable to reach agreement, then the Chairman of the Swiss Chamber of Audit Firms (Treuhand Kammer or its successor) will make such designation. The firm so agreed upon (the "FIRM") shall as promptly as practicable make a final determination of the U.S. GAAP Audit, which shall be binding on the parties. If the Firm determines that amendments are necessary, then the financial statements as so amended shall be the "U.S. GAAP Audit" (regardless of whether they are formally approved by the Company's auditor), and within ten (10) business days the Selling Shareholders shall use their best efforts to procure that KPMG shall deliver the revised financial statements to the Purchaser amended in accordance with the Firm's final determination. Each of Purchaser and the Shareholder Representative shall provide the Firm with all information and documentation that the Firm requests. The Purchaser on the one part and the Selling Shareholders on the other part shall each pay half of the total fees and expenses of the Firm. The period between delivery of the U.S. GAAP Audit and the resolution of any dispute shall not be included in the U.S. GAAP Audit Period; provided, however, that any portion of such period which exceeds any of the time limits set forth in this Section 5.10(d) shall be included in the U.S. GAAP Audit Period.

          (e) In the event that the U.S. GAAP Audit is not delivered to the Company on or before the end of the U.S. GAAP Audit Period, then starting on the first Business Day thereafter the Selling Shareholders will pay to the Purchaser a penalty on the first Business Day of each one week period calculated as follows: fifty thousand U.S. dollars for the first week (or portion thereof); plus fifty thousand U.S. dollars for the second week (or portion thereof); plus one hundred thousand U.S. dollars ($100,000) for the third week (or portion thereof); plus one hundred thousand U.S. dollars ($100,000) for the fourth week (or portion thereof); plus two hundred thousand U.S. dollars ($200,000) for the fifth week (or portion thereof); plus five hundred thousand U.S. dollars ($500,000) for the sixth week (or portion thereof); which penalties may be deducted (at the Purchaser's discretion) from the Purchase Reserve. It is understood that if the delay in delivery of the U.S. GAAP Audit continues for more than six (6) weeks, then the foregoing penalty would not adequately compensate the Purchaser for its damages and in such case the Purchaser would be entitled to seek its total actual damages in addition to such penalty (subject to the aggregate limitations set forth in Section 7.3(c)).

     5.11 FURTHER ACTS. After the Closing Date, each party hereto, at the request of the other parties, will take any further actions necessary or desirable to carry out the purposes of the Transaction Documents and to vest in the Purchaser full title to all properties, assets and rights of any Group Company transferred pursuant to the Transaction Documents.

                                    SECTION 6

                    CONDITIONS; CLOSING ACTIONS; DELIVERABLES

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to this Agreement to consummate and effect the Closing and the other transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by agreement in writing of all the parties hereto:

          (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by any Governmental Entity, foreign or domestic, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.

          (b) GOVERNMENTAL APPROVAL. The Purchaser, the Group Companies and the Selling Shareholders shall have timely obtained from each Governmental Entity all approvals, waivers and consents, in an unqualified form and substance satisfactory for the Purchaser, necessary for consummation of or in connection with the transactions contemplated hereby.

     6.2 CONDITIONS TO OBLIGATIONS OF THE SELLING SHAREHOLDERS; ACTIONS TAKEN BY THE PURCHASER. The obligations of the Selling Shareholders to consummate and effect the Closing and the other transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Selling
Shareholders:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) Each of the representations and warranties of the Purchaser in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Purchaser in this Agreement that is not so qualified shall be true and correct in all respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) the Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Purchaser as of the Closing.

          (b) ESCROW AGREEMENT. The Purchaser and the Escrow Agent shall have delivered executed copies of the Escrow Agreement to the Selling Shareholders.

     6.3 CONDITIONS TO OBLIGATIONS OF THE PURCHASER; ACTIONS TAKEN BY THE COMPANY AND THE SELLING SHAREHOLDERS. The obligations of the Purchaser to consummate and effect the Closing and the other transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the
Purchaser:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) Each of the representations and warranties of the Selling Shareholders in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Selling Shareholders in this Agreement that is not so qualified shall be true and correct in all respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), (ii) the Selling Shareholders shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing, and (iii) all of the agreements listed on EXHIBIT E shall remain in full force and effect as of the Closing, and neither the Company nor any Selling Shareholder shall have received notice or shall have any reason to believe any termination, suspension or allegation of the breach of any such agreement by any party thereto has occurred or is reasonably likely to occur or that any basis for any such termination, suspension or allegation exists. For avoidance of doubt, continuation of the business relationship with Honeywell International Inc. is not a condition to Closing and the discontinuation of the business relationship by an act on the part of Honeywell International Inc. is not a Material Adverse Effect.

          (b) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any Material Adverse Effect.

          (c) CERTIFICATES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

               (i) COMPLIANCE CERTIFICATE OF THE COMPANY. The Purchaser shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to the effect that, as of the Closing, each of the conditions set forth in Sections 6.3(a) and (b) above has been satisfied.

               (ii) COMPLIANCE CERTIFICATE OF THE SELLING SHAREHOLDERS. The Purchaser shall have been provided with a certificate executed by each of the Selling Shareholders to the effect that, as of the Closing, each of the conditions set forth in Sections 6.3(a) and (b) above has been satisfied and, as to any Selling Shareholder which is an entity, certifying the incumbency of the officers of such Selling Shareholder executing this Agreement and any agreements and documents contemplated by this Agreement.

               (iii) CERTIFICATE OF SECRETARY OF THE COMPANY. The Purchaser shall have been provided with a certificate executed by the Secretary of the Company to the following effect:

                    (A) certifying and attaching resolutions duly adopted by the
               Board of Directors (i) amending the signature rights of each Group Company, and (ii) canceling all existing powers of attorney granted by any Group Company;

                    (B) certifying that the Charter Documents of each Group
               Company, as in effect immediately prior to the Closing, are those included in the Company Disclosure Schedule and have not been amended since the date hereof; and

                    (C) certifying the incumbency of the officers of the Company executing any agreements and documents contemplated by this Agreement.

               (iv) CLOSING DEBT CERTIFICATE. Not later than one full business day prior to the Closing, the Purchaser shall have been provided with a certificate executed by the Chief Financial Officer of the Company confirming that there is no outstanding debt from the Company to any Selling Shareholder as of the Closing and setting forth an estimate of the Closing Shareholders Equity, based upon an attached estimated balance sheet of the Company as of the Closing Date (prepared in accordance with Swiss GAAP) certified by the Chief Financial Officer of the Company (the "Estimated Closing Shareholders Equity").

          (d) DUE DILIGENCE. The Purchaser's due diligence review of each Group Company, solely as to the share capital of the Company and as to the review of any documents or other disclosures delivered or made to the Purchaser on or after November 11, 2005, shall have been completed to the sole and complete satisfaction of the Purchaser.

          (e) SHARES. Each Selling Shareholder will deliver to the Purchaser a certificate or certificates representing all of the Shares

          (f) THIRD PARTY CONSENTS. The Purchaser shall have been furnished with evidence satisfactory to it that the Selling Shareholders and any Group Company have obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties listed in EXHIBIT F.

          (g) SHAREHOLDER LOANS. Repayment of the Shareholder Loans shall have been waived by the Lenders in full and in compliance with all applicable law.

          (h) INJUNCTIONS OR RESTRAINTS; CONDUCT OF BUSINESS. No proceeding brought by any Governmental Entity, foreign or domestic, seeking to prevent the consummation of the transactions contemplated by the Transaction Documents shall be pending or threatened. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Purchaser's conduct or operation of the business of any Group Company following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (i) ESCROW AGREEMENT. The Selling Shareholders and the Escrow Agent shall have delivered executed copies of the Escrow Agreement to the Purchaser.

          (j) EMPLOYMENT AGREEMENTS. The Employment Agreement entered into by and between Mr. Beat Meier and the Company concurrent with signing this Agreement (the "Meier Employment Agreement") shall remain in full force and effect and no notice of termination shall have been delivered thereunder. In addition, the employment agreements between at least five of the persons listed in EXHIBIT G and the relevant Group Company shall remain in full force and effect and no notice of termination shall have been delivered thereunder; provided, however, that if any person listed in Exhibit G shall not be employed at the Closing or shall have given notice of the termination of his employment then the Purchase Price shall be reduced by one hundred thousand U.S. dollars ($100,000) for each such person.

          (k) LEGAL OPINION. Purchaser shall have received, concurrent with the signing of this Agreement, a legal opinion from Urs Lichtsteiner, legal counsel to the Selling Shareholders, substantially in the form attached hereto as EXHIBIT H1. In addition, Purchaser shall have received, concurrent with the signing of this Agreement or as soon as possible thereafter but not later than the Closing, a legal opinion from legal counsel (reasonably acceptable to Purchaser) to any Selling Shareholder which is an entity, substantially in the form attached hereto as EXHIBIT H2.

          (l) RESIGNATION OF DIRECTORS. The Purchaser shall have received letters of resignation from each of the directors of any Group Company in office immediately prior to the Closing, which resignations in each case shall be effective as of the Closing. Such letters to acknowledge that such directors have no claims of whatsoever nature against any Group Company.

          (m) BANKS/ACCOUNTING AFFAIRS. The Purchaser shall have received: (i) access to all the cheque books of any Group Company, (ii) access to all the Group Companies books, (iii) original lease agreements and deeds of all leased assets of any Group Company, (iv) certificates as to balances of all bank accounts of each Group Company immediately prior to Closing, (v) certificate from all the banks in which any Group Company's accounts are handled, certifying and acknowledging the amendment in such Group Company's signature rights.

          (n) FORMATEST. The Company and Formatest AG shall have entered into a written amendment of the Manufacturing and Delivery Agreement between them dated December 10, 2004, in which amendment Formatest undertakes to make a twenty percent (20%) to thirty percent (30%) reduction in cost effective not more than six (6) months after the date of such amendment, in form and substance to the satisfaction of the Purchaser.

          (o) FAST TV SERVER. The Selling Shareholders shall procure that the Company and FAST TV Server shall have entered into an agreement, in the form attached at Exhibit I, amending the terms of the existing agreement between the Company and FAST TV Server dated 4 April 2002.

                                    SECTION 7

                           ESCROW AND INDEMNIFICATION

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants to be performed prior to the Closing, and all representations and warranties in the Transaction Documents or in any instrument delivered pursuant to the Transaction Documents shall survive the consummation of the Closing and continue until the end of the Escrow Period (as defined in Section 7.4) (the "ESCROW TERMINATION DATE"); PROVIDED that if any claims have been asserted with respect to any such representations and warranties prior to the Escrow Termination Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims, and PROVIDED, FURTHER, that (a) the representations and warranties of the Selling Shareholders in Sections 3.3 (Capital Structure), 3.11 (Tax), 3.14 (Intellectual Property), and 3.32 (Acknowledgment) shall survive until the first anniversary of the date on which the statutes of limitations for all claims which third parties or Governmental Entities may make, and for all investigations and proceedings which Governmental Entities may initiate, against any Group Company or the Purchaser in connection with the respective representation and warranty expire, and (b) the representation and warranty of the Selling Shareholders in Section 3.21(l) shall survive until the second anniversary of the Closing Date. All covenants to be performed after the date of this Agreement shall continue indefinitely.

     7.2 ESCROW FUNDS. The Escrow Funds shall be deposited at the Closing with the Escrow Agent. Such deposit shall constitute the Escrow and shall be governed by the terms set forth herein and in the Escrow Agreement (which shall include, without limitation, that the fees and expenses of the Escrow Agent are to be borne equally by the Purchaser and by the Selling Shareholders). In the event that any Damages (as defined in Section 7.3(a) below) arise, the applicable portion of the Escrow shall be available to compensate the Purchaser pursuant to the indemnification obligations of the Selling Shareholders pursuant to Section
7.3 and in accordance with the Escrow Agreement.

     7.3 INDEMNIFICATION.

          (a) SELLING SHAREHOLDER INDEMNIFICATION OBLIGATIONS. Subject to the limitations set forth in this Section 7 and as set forth in the Escrow Agreement, from and after the Closing Date the Selling Shareholders, severally (and jointly solely to the extent of the Escrow and any set-offs against the Earn Out 1 and Earn Out 2), shall protect, defend, indemnify and hold harmless the Purchaser from and against any and all losses, costs (including costs of investigation), amounts paid or payable, damages, injuries, decline in value, liabilities, settlements, judgments, awards, fines, penalties, Taxes, fees (including without limitation attorneys' fees) and expenses of any nature, regardless of whether or not such damages relate to any third-party claim (collectively, the "DAMAGES"), that the Purchaser incurs by reason of or in connection with (i) any inaccuracy in or breach of any representation or warranty of any Selling Shareholder in the Transaction Documents, (ii) any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of any Selling Shareholder contained in the Transaction Documents, including any exhibits or schedules attached hereto, and the Escrow Agreement; (iii) the material non fulfillment of any covenant, undertaking, agreement or other obligation of any Selling Shareholder under the Transaction Documents or any material failure of any Selling Shareholder to perform any of its obligations under the Transaction Documents; or (iv) any claims (in excess of provision therefore in the Financial Statements) brought by directors, officers, employees, representatives, agents, or consultants of any Group Company who were or who are terminated by any Group Company prior to or as of the Closing (not including, for the avoidance of doubt, any officers or employees who continue as officers or employees of any Group Company after the Closing).

          (b) PURCHASER INDEMNIFICATION OBLIGATIONS. Subject to the limitations set forth in this Section 7, from and after the Closing Date the Purchaser shall protect, defend, indemnify and hold harmless the Selling Shareholders (each Selling Shareholder is hereinafter referred to individually as a "SHAREHOLDER INDEMNIFIED PERSON" and collectively as the "SELLING SHAREHOLDER INDEMNIFIED PERSONS") from and against any and all Damages, that any of the Selling Shareholder Indemnified Persons incurs by reason of or in connection with any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement and the Escrow Agreement, including any exhibits or schedules attached hereto, which becomes known to the Selling Shareholders. The party seeking indemnification under this Section 7 (whether the Purchaser or a Selling Shareholder Indemnified Person) is referred to in this Section 7 as an "INDEMNIFIED PERSON" and the party from whom such indemnification is sought is referred to in this Section 7 as an "INDEMNIFYING PERSON". Notwithstanding the foregoing, the aggregate liability of the Purchaser pursuant to this Agreement shall be limited to the Purchase Price.

          (c) LIMITATIONS. The maximum aggregate liability of the Selling Shareholders for any breach of a representation, warranty or covenant of any Selling Shareholder shall be limited to ten million U.S. dollars ($10,000,000) (and the Selling Shareholders acknowledge that such liability is NOT limited to the Escrow Funds); PROVIDED, HOWEVER, that maximum liability of the Selling Shareholders shall be limited to the Purchase Price, as adjusted (and the Selling Shareholders acknowledge that such liability is NOT limited to the Escrow Funds) with respect to: (A) liability of any Selling Shareholder for any breach of a representation, warranty or covenant pursuant to Section 8.2 if the Acquisition does not close, (B) liability of any Selling Shareholder in connection with any breach by such Selling Shareholder of a representation or warranty of such Selling Shareholder pursuant to Section 3.3, 3.4, 3.5, 3.6, 3.11, 3.14, or 3.32, or (C) liability of any Selling Shareholder or any officer or director of any Group Company for any material misrepresentation by any Selling Shareholder constituting fraud, or (D) liability of any Selling Shareholder for breach of such Selling Shareholder's obligations set forth in Section 1.1. Nothing contained in this Section 7 is intended to limit the application of Section 8.2 in the event this Agreement is terminated pursuant to Section 8.1.

          (d) DAMAGE THRESHOLD. Notwithstanding the foregoing, any Indemnifying Person shall have no liability under this Section 7 and the Indemnified Person may not receive any payment for Damages unless and until a written notice or notices for an aggregate amount of Damages in excess of fifty thousand U.S. dollars ($50,000) has been delivered to the Escrow Agent; PROVIDED, HOWEVER, that after a written notice or notices for an aggregate of fifty thousand U.S. dollars ($50,000) in Damages has been delivered, the Purchaser shall be entitled to receive payment equal in value to the full amount of Damages identified in such written notice or notices without deduction.

          (e) The Selling Shareholders hereby waive any right of recourse or other claim in connection with the Transaction Documents which they may have against any Group Company or any of their directors, officers, employees, representatives, agents or consultants, it being expressly stated, for the sake of clarity, however that this Section 7.3(f) shall not apply to rights and obligations (including rights of recourse) which a Selling Shareholder may have against another Selling Shareholder in his capacity as a Selling Shareholder only and not as director, officer, employee, representative, agent or consultant of any of the Group Companies. Notwithstanding the foregoing, the Selling Shareholders hereby waive any right of recourse or other claim in connection with the Transaction Documents which they may have against Mr. Beat Meier in excess of the amount of the Purchase Price actually received by him

     7.3A REDUCTION OF PURCHASE PRICE. The Selling Shareholders acknowledge and agree that a substantial part of the goodwill of the Company paid by the Purchaser as part of the Purchase Price is dependent upon Mr. Beat Meier's continued employment with the Company on the terms and conditions of the Meier Employment Agreement, but that it may be difficult to assess the damage caused to the Purchaser and the Company by a breach of the representation and warranty of Section 3.21(l) above in absolute figures. Therefore, the Parties agree that
Section 7.3 above shall not apply to a breach of that representation and warranty, but that instead in case of breach of that representation and warranty the Purchase Price shall be reduced as follows (such reduction, or indemnification therefore, to be applied pro rata among the Selling Shareholders):

          (i) If such breach is occurring on or before the date which is one year following the Closing, by one million U.S. dollars ($1,000,000),

          (ii) If such breach is occurring after the date which is one year following the Closing but on or before the date which is two years following the Closing, by five hundred thousand U.S. dollars ($500,000), regardless of the occurrence of actual damages.

     7.4 ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall terminate at 5:00 p.m. Swiss Time, on the date eighteen (18) months after the Closing Date (the period from the Closing Date to the date eighteen (18) months after the Closing Date referred to as the "ESCROW PERIOD"); PROVIDED, HOWEVER, that on the date which is twelve (12) months after the Closing Date (the "Early Release Date") one-half of the Escrow Fund shall be released to the Selling Shareholders; PROVIDED FURTHER, HOWEVER, that following the Escrow Period the amount of five hundred thousand U.S. dollars ($500,000) shall be retained in the Escrow Fund until the date which is twenty-four (24) months and one (1) day after the Closing Date (the "Additional Release Date"), solely for the purpose of securing the obligations described in Sections 3.21(l) and 7.3A of this Agreement; PROVIDED FURTHER, HOWEVER, that all or part of the Escrow Funds which, in the reasonable judgment of the Purchaser, are necessary to satisfy any unsatisfied claims specified in any written notice theretofore delivered to the Escrow Agent and the Selling Shareholders prior to termination of the Escrow Period with respect to Damages claimed or litigation threatened or pending prior to expiration of the Escrow Period, or prior to the Early Release Date with respect to Damages claimed or litigation threatened or pending prior to the Early Release Date, shall remain in the Escrow Fund until such issues have been finally resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver by wire transfer to the Selling Shareholders Bank Account all Escrow Funds and other property remaining in escrow and not required to satisfy such claims. During the Escrow Period (or, with respect to Sections 3.21(l) and 7.3A of this Agreement, at any time prior to the Additional Release
Date), the Purchaser may submit to the Escrow Agent (with a copy to the Shareholders Representative) a written instruction to release all or any portion of the Escrow Funds to the Purchaser to cover indemnifiable Damages. If the Shareholders Representative does not deliver to the Escrow Agent (with a copy to the Purchaser) a written objection to such instruction within thirty (30) calendar days of delivery of the Purchaser's written instruction, then the Escrow Agent shall release funds in accordance with the Purchaser's written instruction. If the Shareholders Representative delivers such a timely written objection, then Section 7.6 shall apply.


     7.5 METHOD OF ASSERTING CLAIMS. An Indemnified Person under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to each Indemnifying Person of any liability which might give rise to a claim for indemnity under this Agreement promptly (and in any event within sixty (60) days) upon the receipt of any written claim from any such third party, and with respect to other matters for which the Indemnified Person may seek indemnification, give prompt written notice to each Indemnifying Person of any liability or loss which might give rise to a claim for indemnity; provided, however, that any failure to give such notice on a timely basis will not waive any rights of the Indemnified Person except to the extent the rights of the Indemnifying Person are materially prejudiced. As to any claim, action, suit or proceeding by a third party, the Indemnifying Person may assume the defense of such matter, including the employment of counsel and the payment of all expenses relating thereto. The Indemnifying Person shall give written notice to each Indemnified Person of its assumption of the defense of any action, suit or proceeding within fifteen (15) days of receipt of notice from the Indemnified Person with respect to such matter. The Indemnified Person shall have the right to employ its or their own counsel in any such matter, but the reasonable fees and expenses of such counsel shall be the responsibility of such Indemnified Person unless (i) the Indemnifying Person has not reasonably promptly employed counsel satisfactory to such Indemnified Person, or (ii) the Indemnified Person has reasonably concluded that the conduct of such proceedings by the Indemnifying Person and counsel of its choosing will prejudice the rights of the Indemnified Person. The Indemnified Person shall provide such cooperation and such access to its books, records and properties as the Indemnifying Person shall reasonably request with respect to such matter; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof. An Indemnified Person shall not make any settlement of any claim without the written consent of the Indemnifying Person, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving consideration or relief other than the payment of money. After settlement and payment thereof, the Indemnifying Person shall have no right to dispute or object to the amount of the settlement or a claim for indemnification based thereon. With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Person upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Person and the expiration of any applicable appeal period, or if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Person; (iii) the date required in any agreement for the settlement of the claim; or (iv) with respect to indemnities for liabilities relating to Tax, upon the issuance of any resolution by a taxation authority. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, expenses of counsel to the Indemnified Person shall be reimbursed on a current basis by the Indemnifying Person if such expenses are a liability of the Indemnifying Person.

     7.6 RESOLUTION OF CONFLICTS.

          (a) In the event that the Indemnifying Party shall object in writing to any claim or claims made in any written notice within thirty (30) calendar days after delivery of such written notice, the parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.

          (b) If no such agreement can be reached after good faith negotiation, either party shall be entitled to file a claim with the competent court, and the rules set forth in Section 9.7 below shall apply. Notwithstanding anything in this Section 7.6(b) to the contrary, in such case the Escrow Agent shall not take any action with respect to the Escrow Fund except in accordance with a decision of such competent court or in accordance with a written instruction signed jointly by the Purchaser and the Shareholder Representative, and the Escrow Agent shall be entitled and obliged to act in accordance with any decision of the competent court and make or withhold payments from the Escrow Funds in accordance therewith.

     7.7 SHAREHOLDER REPRESENTATIVE.

          (a) Effective as of the date hereof, and without further act of any Selling Shareholder, Andreas Arpagaus is hereby appointed as agent and attorney-in-fact (or its successor appointed pursuant to this Section 7.7, the "Shareholder Representative") for each Selling Shareholder, for and on behalf of such Selling Shareholder: (i) to give and receive notices and communications; notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Selling Shareholders; (ii) to seek indemnification from the Purchaser pursuant to the provisions of this Agreement, to defend indemnification claims by Purchaser, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to indemnification or any other claims relating to this Agreement; and (iii) to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing.

          (b) A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of all the Selling Shareholders and shall be final, binding and conclusive upon each of such Selling Shareholders only with regard to the Shareholder Representative's performance of his powers granted under 7.7(a), and the Purchaser and the Company may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of every such Selling Shareholder. Each of Purchaser and the Company is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholder Representative.

          (c) The Shareholder Representative may be removed by the Selling Shareholders representing a majority in interest of the Selling Shareholders (based on the proportions set forth in Exhibit A) (the "Required Sellers") upon not less than ten (10) calendar days' prior written notice to the other parties hereto, which notice shall be accompanied with an instrument executed by a substitute agent, which must be a Selling Shareholder, accepting the position of a Shareholder Representative. In the event of a dissolution of the Shareholder Representative or any other vacancy in its position, the Required Sellers may appoint a substitute agent upon not less than ten (10) calendar days' prior written notice to the other parties hereto, which notice shall be accompanied with an instrument executed by a substitute agent, which must be a Selling Shareholder, accepting the position of a Shareholder Representative. After the end of such prior notice period, the successor Shareholder Representative shall, without further acts, be vested with all the rights, powers, and duties of the predecessor Shareholder Representative as if originally named as Shareholder Representative. If the position of Shareholder Representative shall be vacant for more than thirty
     (30) calendar days, Purchaser may file a petition to the court of competent jurisdiction set forth in Section 9.7 to appoint a successor to such position.

                                    SECTION 8

                                   TERMINATION

     8.1 TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (a) By mutual written consent of the Purchaser and the Selling Shareholders;

          (b) By the Purchaser, if any of the conditions set forth in Sections
     6.1 and 6.3 shall have become reasonably incapable of fulfillment prior to January 15, 2006, through no fault of the Purchaser, and such condition(s) shall not have been waived in writing by the Purchaser;

          (c) By the Selling Shareholders, if any of the conditions set forth in Sections 6.1 and 6.2 shall have become reasonably incapable of fulfillment prior to January 15, 2006, through no fault of the Selling Shareholders, and such condition(s) shall not have been waived in writing by the Selling Shareholders;

          (d) By the Purchaser if any representation or warranty of the Selling Shareholders shall be untrue, incomplete or incorrect, or any covenant or agreement of the Selling Shareholders set forth in this Agreement shall be breached, in either case such that the conditions in Section 6.3(a) would not be satisfied; PROVIDED, HOWEVER, that if such breach or such failure to be true, complete or correct is curable by the Selling Shareholders through the exercise of its reasonable efforts prior to the Closing and the Selling Shareholders continue to exercise such reasonable efforts during such period, the Purchaser may not terminate this Agreement under this Section 8.1(d); or

          (e) By the Selling Shareholders if any representation or warranty of the Purchaser shall be untrue, incomplete or incorrect, or any covenant or agreement of the Purchaser set forth in this Agreement shall be breached, in either case such that the conditions in Section 6.2(a) would not be satisfied; PROVIDED, HOWEVER, that if such breach or such failure to be true, complete or correct is curable by the Purchaser through the exercise of its reasonable efforts prior to the Closing and the Purchaser continues to exercise such reasonable efforts during such period, the Selling Shareholders may not terminate this Agreement under this Section 8.1(e).

          (f) by either party, if the Closing does not occur by January 15, 2006; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(f) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to close on or before such date and such action or failure to act constitutes a breach of this Agreement.

     8.2. SURVIVAL. If this Agreement is terminated prior to Closing and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of this Section 8.2 (survival); Section 8.1 (termination); Section
5.1 (expenses); Section 5.5 (confidentiality); and Section 9 (miscellaneous provisions).

                                    SECTION 9

                                  MISCELLANEOUS

     9.1 NOTICES. Any notice required or permitted by this Agreement shall be in writing in English, and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

          (a) if to Purchaser, to:

                 Nice Systems, Ltd.
                 8 Hapnina Street
                 Ra'anana 43107
                 Israel
                 Attention:     Doron Eidelman
                                Corporate Executive Vice President
                                President of Nice Vision
                 Facsimile No.: +972-9-775-2385
                 with a copy to:

                 Nice Systems,
                 Ltd.
                 8 Hapnina Street
                 Ra'anana 43107
                 Israel
                 Attention:     Yechiam Cohen
                                Corporate Vice President
                                General Counsel & Corporate Secretary
                                Legal Department
                 Facsimile No.: +972-9-743-7446

          (b) if to the Selling Shareholders, to the addresses set forth in Exhibit A,

                 with a copy to:

                 Urs Lichtsteiner Rechtsanwalt
                 Baarerstrasse 10
                 Zug 6304
                 Switzerland
                 Attention:  Urs Lichtsteiner
                 Facsimile No.: +41-41-726-90-05

     9.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The phrases "THE DATE OF THIS AGREEMENT", "THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the latest date listed on the signature page of this Agreement. The word "Person" or "person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or other entity, as well as any governmental agency or department thereof. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is drawn up in the English language; if this Agreement is translated into any language other than English, the English language text shall prevail.

     9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     9.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; ASSIGNABILITY. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except with the written agreement of the parties.

     9.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

     9.6 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 GOVERNING LAW; JURISDICTION. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Switzerland, without giving effect to principles of conflicts of law. Any dispute, controversy or claim arising out of or in relation to this contract, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The seat of the arbitration shall be in Zurich, the arbitral proceedings shall be conducted in English.

     9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Purchaser and the Selling Shareholders, or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon all parties and their respective successors and assigns.

     9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Notwithstanding anything to the contrary contained in Section 9.2, it is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 STAMP DUTY. All stamp duties and stamp taxes related to any of the Transaction Documents or any document executed in connection with this Agreement shall be borne and paid by the Selling Shareholders.

                             Signature Pages Follow

         [SIGNATURE TO SHARE PURCHASE AGREEMENT DATED NOVEMBER 17, 2005]

     The parties have duly executed this Share Purchase Agreement as of the date last written below.


PURCHASER:


NICE SYSTEMS LTD.

By: /s/ Haim Shani  /s/ Ran Oz
------------------------------
Date:  17.11.2005   17.11.2005
Name:  Haim Shani   Ran Oz
Title: CEO          CFO

         [SIGNATURE TO SHARE PURCHASE AGREEMENT DATED NOVEMBER 17, 2005]

     The parties have duly executed this Share Purchase Agreement as of the date last written below.

SELLING SHAREHOLDERS:

/s/ Andreas Arpagaus
------------------------------
ANDREAS ARPAGAUS

Date: 17.11.2005


/s/ Beat Meier
------------------------------
BEAT MEIER

Date: 17.11.2005


CORNERSTONECAPITAL AG

By: /s/ CORNERSTONECAPITAL AG
------------------------------
Date: 17.11.2005

Name:  ________________________

Title: ________________________

         [SIGNATURE TO SHARE PURCHASE AGREEMENT DATED NOVEMBER 17, 2005]

     The parties have duly executed this Share Purchase Agreement as of the date last written below.

     IDP INVESTMENTS GMBH

     By: /s/ M.P. Stebles
     -------------------------
         (signature)

     Date: 17.11.2005
     -------------------------

     Name:   M.P. Stebles
     -------------------------

     Title:  Managing Director
     -------------------------


     /s/ Matthias Zahn
     -------------------------
     MATTHIAS ZAHN (signature)

     Date:  17.11.2005
     -------------------------

     /s/ Andreas Malzahn
     -------------------------
     ANDREAS MALZAHN (signature)

     Date:  17.11.2005
     -------------------------

     /s/ Carsten Neufing
     -------------------------
     CARSTEN NEUFING (signature)

     Date:  17.11.2005
     -------------------------

     /s/ Benedikt Schwartz
     -------------------------
     BENEDIKT SCHWARTZ (signature)

     Date:  17.11.2005
     -------------------------

        [SIGNATURE TO SHARE PURCHASE AGREEMENT DATED NOVEMBER 17, 2005]

     The parties have duly executed this Share Purchase Agreement as of the date last written below.

     /s/ Thomas Schweiger
     ----------------------------
     THOMAS SCHWEIGER (signature)

     Date:  17.11.2005
     ----------------------------


     TRADE INTERNATIONAL CO. ESTABLISHMENT

     By:     /s/ TRADE INTERNATIONAL CO. ESTABLISHMENT
             -----------------------------------------
             (signature)

     Date:   ______________________________

     Name:   ______________________________

     Title:  ______________________________